Exhibit 4.28

ATLANTICA SUSTAINABLE INFRASTRUCTURE PLC,
AS ISSUER

ATLANTICA PERU S.A.

ACT HOLDING, S.A. DE C.V.

ATLANTICA INFRAESTRUCTURA SOSTENIBLE, S.L.U.

ATLANTICA INVESTMENTS LIMITED

ATLANTICA NEWCO LIMITED

ATLANTICA NORTH AMERICA LLC
AS GUARANTORS

BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED
AS TRUSTEE

THE BANK OF NEW YORK MELLON, LONDON BRANCH
AS PAYING AGENT AND

THE BANK OF NEW YORK MELLON SA/NV, DUBLIN BRANCH
AS REGISTRAR AND TRANSFER AGENT

Indenture

Dated as of May 18, 2021

$400,000,000 4.125% Green Senior Notes due 2028

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ii

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INDENTURE dated as of May 18, 2021 among Atlantica Sustainable Infrastructure plc, incorporated as a public limited company incorporated under the laws of England and Wales (the “Issuer”), Atlantica Peru S.A. (organized under the laws of Peru), ACT Holding, S.A. de C.V. (organized under the laws of Mexico), Atlantica Infraestructura Sostenible, S.L.U. (organized under the laws of Spain), Atlantica Investments Limited (organized under the laws of England & Wales), Atlantica Newco Limited (organized under the laws of England & Wales) and Atlantica North America LLC (organized under the laws of Delaware) (collectively, the “Guarantors”), BNY Mellon Corporate Trustee Services Limited, as Trustee (the “Trustee”), The Bank of New York Mellon, London Branch, as paying agent (the “Paying Agent”) and The Bank of New York Mellon SA/NV, Dublin Branch as registrar (the “Registrar”) and as transfer agent (the “Transfer Agent”).

RECITALS OF THE ISSUER AND THE GUARANTORS

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of its (i) 4.125% Green Senior Notes due 2028 issued on the date hereof (the “Original Notes”) and (ii) any additional Notes (“Additional Notes” and together with the Original Notes, the “Notes”) that may be issued on any other Issue Date (as defined herein). The Guarantors have duly authorized the execution and delivery of this Indenture to provide for the issuance of their respective Note Guarantees (as defined herein). The Issuer and the Guarantors have received good and valuable consideration for the execution and delivery of this Indenture. The Guarantors will derive substantial direct and indirect benefits from the issuance of the Notes. All necessary acts and things have been done to make (i) the Notes, when duly issued and executed by the Issuer and authenticated and delivered hereunder, the legal, valid and binding obligations of the Issuer and (ii) this Indenture a legal, valid and binding agreement of the Issuer and the Guarantors in accordance with the terms of this Indenture.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders (as defined herein) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01     Definitions.

 “Affiliate” means, with respect to any specified Person any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agents” means, collectively, all paying agents, transfer agents, registrars, custodians and any authenticating agent appointed with respect to the Notes.

“Applicable Laws” means, as to any Person, any law, rule, regulation, ordinance or treaty, or any determination, ruling, license, concession, franchise, permit, or other directive by or from a court, arbitrator or other governmental authority, or any independent system operator, or any other entity succeeding thereto, in each case applicable to or binding on such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of DTC that apply to such transfer or exchange.

“Authorized Person” means any person who is designated in writing by the Issuer or a Guarantor, as the case may be, from time to time to give Instructions to the Trustee or Agents under the terms of this Indenture.

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“Bankruptcy Law” means any law relating to bankruptcy, insolvency, administration, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law, including, without limitation, any such laws applicable under the laws of England and Wales, the Spanish Bankruptcy Law, the Mexican Insolvency Law (Ley de Concursos Mercantiles), Law No. 27809 of Peru and title 11, United States Bankruptcy Code of 1978, each as amended.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficial Ownership” have a corresponding meaning.

“Board of Directors” means:

(a)      with respect to any corporation, the board of directors or managers of the corporation (which, in the case of any corporation having both a supervisory board and an executive or management board, shall be the executive or management board) or any duly authorized committee thereof;

(b)      with respect to any partnership, the board of directors of the general partner of the partnership or any duly authorized committee thereof;

(c)      with respect to a limited liability company, the managing member (or in the case of a company incorporated under the laws of England and Wales, the managing director) or members (or, in the case of a company incorporated under the laws of England and Wales, the managing directors) (or analogous governing body) or any controlling committee of managing members (or, in the case of a company incorporated under the laws of England and Wales, any controlling committee of managing directors) thereof; and

(d)      with respect to any other Person, the board or any duly authorized committee thereof or committee of such Person serving a similar function.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” means a liability in respect of which the relevant Write-down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in London, Madrid, New York or a place of payment under this Indenture are authorized or required by law to close.

“CAFDS” means, for any Testing Period, and without duplication, Distributed Cash received by the Issuer minus cash expenses of the Issuer (other than debt service obligations and transaction costs), in each case during such Testing Period.

“Capital Stock” means:

(a)      in the case of a corporation or company, corporate stock or shares;

(b)      in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c)      in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(d)      any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with IFRS; provided that any obligations of the Issuer or its Subsidiaries either existing on the Issue Date or created prior to any recharacterization (i) that were not included on the consolidated balance sheet of the Issuer as capital lease obligations and (ii) that are subsequently recharacterized as capital lease obligations due to a change in accounting treatment or otherwise, shall for all purposes under this Indenture (including, without limitation, the calculation of CAFDS) not be treated as capital lease obligations, Capitalized Lease Obligations or Indebtedness.

 “Change of Control” means:

(a)      any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than a Permitted Holder becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Rights;

(b)      the adoption of a plan relating to the liquidation or dissolution of the Issuer (other than as a result of a transaction otherwise permitted under the Indenture); or

(c)      the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries taken as a whole to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than a Permitted Holder.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Commission” means the U.S. Securities and Exchange Commission.

“Consolidated Total Assets” means, as of any date of determination, the total consolidated assets of the Issuer and its Subsidiaries, determined on a consolidated basis in accordance with IFRS, as shown on the most recent publicly available balance sheet of the Issuer as of such date.

"“Contractual Obligation” means, as applied to any Person, any provision of (i) any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing; or (ii) any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Corporate Trust Office” means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business in relation to this Indenture shall be administered, which office at the date of execution of this Indenture is located at One Canada Square, London E14 5AL, United Kingdom, or such other address as the Trustee may designate from time to time by notice to the Holders, the Issuer and the Guarantor, or the designated corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Issuer and the Guarantor).

“Credit Agreements” means, collectively, the Note Issuance Facility 2019, the Note Issuance Facility 2020, the Green Private Placement Agreement and the Revolving Credit Facility.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreements), credit agreements, commercial paper facilities, note purchase agreements, indentures, or other agreements, in each case with banks, lenders, purchasers, investors, trustees, agents or other representatives of any of the foregoing, providing for revolving credit loans, construction loans, term loans, receivables financing (including through the sale of receivables or interests in receivables to such lenders or other Persons or to special purpose entities formed to borrow from such lenders or other Persons against such receivables or sell such receivables or interests in receivables), or letters of credit, notes, earn-out obligations constituting Indebtedness or other borrowings or other extensions of credit, including any notes, debt securities, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case, as amended, restated, modified, renewed, refunded, restated, restructured, increased, supplemented, replaced or refinanced in whole or in part from time to time, including any replacement, refunding or refinancing facility or agreement that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds entities as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender group of lenders, counterparties or otherwise.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Registered Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Principal Amount” attached thereto.

“Depositary” means DTC until a successor Depositary, if any, shall have become such pursuant to this Indenture, and thereafter Depositary shall mean or include each Person who is then a Depositary hereunder.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the six-month anniversary of the date that the Notes mature. For purposes hereof, the amount of Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to Section 4.04, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Stock, such Fair Market Value to be determined as set forth herein.

“Distributed Cash” means cash and cash equivalents distributed, directly or indirectly, to the Issuer in respect of any Investment in any Person, in each case, held directly or indirectly, by the Issuer (other than (x) dividends or other distributions that are funded, directly or indirectly, with substantially concurrent cash Investments, or cash Investments that were not intended to be used by such Person for capital expenditures or for operational purposes, by the Issuer or any of its Subsidiaries in such Person and (y) withholding Taxes and amounts subject to, or reasonably expected to be subject to repatriation requirements) consisting of: (a) dividends; (b) capital redemptions; (c) interest or principal repayments in respect of Indebtedness provided directly or indirectly by the Issuer; and (d) the proceeds of any loan to the Issuer from a Subsidiary of the Issuer; provided that, (i) to the extent permitted by Project Debt arrangements to which such Subsidiary is a party, the payment obligation of the Issuer under such loan is subordinated to the prior payment in full of the Notes and (ii) any repayment of such loan prior to the Stated Maturity is immediately succeeded by (A) entering into a substantially similar arrangement for an equal or greater amount; (B) payment of a dividend in an equal or greater amount than such loan by the lender to the Issuer or a Guarantor; or (C) redemption of Capital Stock of the lender and remittance of the proceeds of such redemption in an equal or greater amount as such loan.

“DTC” means The Depositary Trust Company or its successor.

“Electronic Means” means the following communication methods: (i) non-secure methods of transmission or communication such as e-mail and facsimile transmission, and (ii) secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee or any Agent, or another method or system specified by the Trustee or Agent as available for use in connection with its services hereunder.

“Environmental CapEx Debt” means Indebtedness of the Issuer or any of its Subsidiaries incurred for the purpose of financing capital expenditures to the extent deemed reasonably necessary, as determined by the Issuer or any of its Subsidiaries, as applicable, in good faith and pursuant to prudent judgment, to comply with applicable Environmental Laws.

“Environmental Laws” means all former, current and future federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances and codes, and legally binding decrees, judgments, directives and orders (including consent orders), in each case, relating to protection of the environment, natural resources, occupational health and safety or the presence, release of, or exposure to, hazardous materials, substances or wastes, or the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport, recycling or handling of, or the arrangement for such activities with respect to, hazardous materials, substances or wastes.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” shall mean any issuance or sale of Capital Stock (other than Disqualified Stock) of the Issuer (or any direct or indirect parent of the Issuer to the extent the net proceeds therefrom are contributed to the common equity capital of the Issuer or used to purchase equity interests (other than Disqualified Stock) of the Issuer), other than any issuance pursuant to employee benefit plans or otherwise in compensation to officers, directors or employees.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Existing Liens” means Liens on the property or assets of the Issuer and/or any of its Subsidiaries existing on the date of the Indenture securing Indebtedness of the Issuer or any of its Subsidiaries (other than Liens incurred as described under clause (a) under Section 4.03).

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress of either party, determined in good faith by the Issuer’s chief executive officer, director of finance or responsible accounting or financial officer.

“FATCA” means Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, any regulations thereunder or official interpretations thereof, any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof, and any fiscal or regulatory legislation, rules or practices implementing such an intergovernmental agreement.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Green Private Placement Agreement” means that certain senior secured note purchase agreement, dated March 20, 2020, among the Issuer and a group of institutional investors as purchasers of the notes issued thereunder, as amended, restated, supplemented, modified or replaced from time to time.

“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions, or otherwise).

“Guarantors” means, collectively:

(1)
As of the Issue Date, Atlantica Peru S.A. (organized under the laws of Peru), ACT Holding, S.A. de C.V. (organized under the laws of Mexico), Atlantica Infraestructura Sostenible, S.L.U. (organized under the laws of Spain), Atlantica Investments Limited (organized under the laws of England & Wales), Atlantica Newco Limited (organized under the laws of England & Wales) and Atlantica North America LLC (organized under the laws of Delaware); and

(2)	thereafter, any Subsidiary that from time to time provides a Note Guarantee in accordance with the provisions of the Indenture.

in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the Indenture.

“Hedging Obligations” means, with respect to the Issuer and its Subsidiaries, the obligations of such Person under any Swap Contract. For the avoidance of doubt, “Hedging Obligations” shall not include the obligations of the Issuer or any Subsidiary under mark-to-market hedging instruments.

“Holder” means the Person in whose name a Note is recorded on the Registrar’s books.

“Holding Company” of a Person means any other Person (other than a natural person) of which the first Person is a Subsidiary.

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with IFRS:

(a)	Indebtedness for Borrowed Money;

(b)
all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts that are (i) payable in the ordinary course of business and (ii) not overdue by more than 120 days);

(c)	indebtedness in respect of Capitalized Lease Obligations and sale and leaseback transactions of such Person;

(d)	representing the net amount owing under any Hedging Obligations; and

(e)	all Guarantees of such Person in respect of any of the foregoing.

In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person; provided that the amount of such Indebtedness shall be deemed not to exceed the lesser of the amount secured by such Lien and the value of the Person’s property securing such Lien.

“Indebtedness for Borrowed Money” means, as to any Person at a particular time, without duplication, all indebtedness accounted for as indebtedness for borrowed money in accordance with IFRS, including:

(a)	all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; and

(b)
the principal component of obligations of such Person in respect of letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, but excluding contingent obligations and other obligations that do not constitute Indebtedness.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Interest Payment Date” means the Stated Maturity of an instalment of interest on the Notes.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of such Person.

“Investment Grade Rating” means: (a) with respect to S&P, any of the categories from and including AAA to and including BBB- (or equivalent successor categories); (b) with respect to Moody’s, any of the categories from and including Aaa to and including Baa3 (or equivalent successor categories); and (c) with respect to Fitch, any of the categories from and including AAA to and including BBB- (or equivalent successor categories).

“Issue Date” means May 18, 2021.

“Issuer” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Lien” means any mortgage, deed of trust, deed to secure debt, lien (statutory or otherwise), pledge, hypothecation, encumbrance, restriction, collateral assignment, charge or security interest in, on or of such asset.

“Material Indebtedness” means, as of any date, any series of Indebtedness with an aggregate principal amount outstanding in excess of the greater of (i) 1.5% of Total Assets, as of such date, and (ii) $150 million.

“Necessary CapEx Debt” means Indebtedness of the Issuer or any of its Subsidiaries incurred for the purpose of financing capital expenditures (other than capital expenditures financed by Environmental CapEx Debt) that are required by Applicable Laws or are undertaken for health, safety or emergency reasons. The term “Necessary CapEx Debt” does not include any Indebtedness incurred for the purpose of financing capital expenditures undertaken primarily to increase the efficiency of, expand or re-power any power generation facility.

“Net Equity Proceeds” with respect to any Equity Offering shall mean the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale and net of Taxes paid or payable as a result thereof.

“Note Guarantee” means any guarantee of the Issuer’s obligations under the Indenture and the Notes by any Subsidiary in accordance with the provisions of the Indenture. When used as a verb, “Note Guarantee” shall have a corresponding meaning.

“Note Issuance Facility 2019” means the senior unsecured note issuance facility agreement, dated April 30, 2019, among the Issuer, Lucid Agency Services Limited as facility agent and the institutional investors party thereto, as amended, restated, supplemented, modified or replaced from time to time.

“Note Issuance Facility 2020” means the senior unsecured note issuance facility agreement, dated July 8, 2020, among the Issuer, Lucid Agency Services Limited as facility agent and the institutional investors party thereto, as amended, restated, supplemented, modified or replaced from time to time.

“Offering Memorandum” means the offering memorandum dated May 13, 2021, relating to the offering of the Original Notes.

“Officer’s Certificate” means a certificate signed by an officer of the Issuer, a Guarantor or any successor Person to the Issuer or any Guarantor, as the case may be, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Issuer.

“Parent” means Algonquin Power & Utilities Corp. or any of its successors.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Permitted Equity Commitments” means obligations of the Issuer or any of its Subsidiaries to make any payment in respect of any Equity Interest in any Project Subsidiary (and any related guarantee by the Issuer or any of its Subsidiaries).

“Permitted Holder” means the Parent and its controlled Affiliates and any “person”(as such term is used in Section 13(d) (3) or Section 14(d)(2) of the Exchange Act or any successor provision) consisting of a group of which the Parent or any of its controlled Affiliates is a member; provided that in the case of such group and without giving effect to the existence of such group or any other group, the Parent and its controlled Affiliates have direct or indirect Beneficial Ownership of more than 50% of the total voting power of the Voting Rights of the Issuer.

“Permitted Project Undertakings” means guarantees by or obligations of the Issuer or any of its Subsidiaries in respect of any Project Obligation.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means any building, structure or other facility, and all related property, plant or equipment or other long-term assets under control of the Issuer or any of its Subsidiaries and reflected in their consolidated balance sheet used or useful in the ownership, development, construction or operation of such building, structure or other facility owned or leased by the Issuer or any Guarantor and having a net book value in excess of 2.0% of Consolidated Total Assets, except any such building, structure or other facility (or related property, plant or equipment) that in the opinion of the Board of Directors of the Issuer is not of material importance to the business conducted by the Issuer and its consolidated Subsidiaries, taken as a whole.

“Project" ”means a solar, wind, biomass, natural gas, hydroelectric, geothermal, renewable energy, (including battery storage), conventional power, electric transmission and distribution or water installations projects (or a hybrid energy generating installation that utilizes a combination of any of the foregoing), in each case whether commercial or residential in nature, and shall include economic rights, creditor rights and other related rights in such project or convertible bonds or similar instruments related to such projects.

"“Project Debt” means any Indebtedness owed to a Person unrelated to the Issuer or any of its Subsidiaries or Affiliates with respect to which neither the Issuer nor any Guarantor (a) is, or has any obligation (contingent or otherwise) to become, an obligor under any agreements or contracts evidencing such Indebtedness (other than pursuant to Permitted Project Undertakings or Permitted Equity Commitments) or (b) has granted a Lien on any of its assets as security (or has any obligation, contingent or otherwise, to do so).

“Project Obligations” means, as to the Issuer or any Subsidiary thereof, any Contractual Obligation (excluding, for avoidance of doubt, Indebtedness for Borrowed Money) under (i) power purchase agreements, (ii) agreements for the purchase and sale of energy and renewable energy credits, climate change levy exemption certificates, embedded benefits and other environmental attributes, (iii) decommissioning agreements, (iv) Tax indemnities, (v) operation and maintenance agreements, (vi) leases, development contracts, construction contracts, management services contracts, share retention agreements, warranties, bylaws, operating agreements, joint development agreements and other organizational documents and (vii) other similar ordinary course contracts entered into in connection with owning, operating, developing or constructing Projects or selling energy and renewable energy credits, climate change levy exemption certificates, embedded benefits and other environmental attributes.

“Project Subsidiary” means:

(a)      any Subsidiary of the Issuer that (1) (i) is the owner, lessor and/or operator of (or is formed to own, lease or operate) one or more Projects or conducts activities reasonably related or ancillary thereto, (ii) is the lessee or borrower (or is formed to be the lessee or borrower) in respect of Project Debt in respect of one or more Projects, and/or (iii) develops or constructs (or is formed to develop or construct) one or more Projects, (2) has no Subsidiaries and owns no material assets other than those assets or Subsidiaries necessary for the ownership, leasing, development, construction or operation of such Projects or any activities reasonably related or ancillary thereto and (c) has no Indebtedness other than Project Debt and intercompany Indebtedness, and

(b)      any Subsidiary of the Issuer that (1) is the direct or indirect owner of all or a portion of the Equity Interests in one or more Persons, each of which meets the qualifications set forth in (a) above, (2) has no Subsidiaries other than Subsidiaries each of which meets the qualifications set forth in clause (a) or clause (b)(1) above, (3) owns no material assets other than those assets necessary for the ownership, leasing, development, construction or operation of Projects or any activities reasonably related or ancillary thereto and (4) has no Indebtedness other than Project Debt and intercompany Indebtedness.

“QIB” means a “Qualified Institutional Buyer” as defined under Rule 144A.

“Rating Agency” means any of the following: (a) Standard & Poor’s Credit Market Services Europe Limited, a division of The McGraw Hill Companies, Inc. (“S&P”); (b) Moody’s Investors Service Limited (“Moody’s”); or (c) Fitch Ratings Ltd (“Fitch”), and, in each case, their respective successors.

“Rating Event” means the occurrence, at any time within 60 days after the earlier of the date of public notice of the occurrence of a Change of Control or of the Issuer’s intention to effect a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies) (such 60 day period, the “Triggering Period”), of any of the following events expressly stated by the applicable Rating Agency to have been as a result of such Change of Control: (i) if the Notes have an Investment Grade Rating by at least two of the Rating Agencies on the date of such Change of Control or public notice, there is a decrease in the rating of the Notes by one of the Rating Agencies which causes the Notes to no longer have an Investment Grade Rating from two or more Rating Agencies; or (ii) if the Notes do not have an Investment Grade Rating by two or more Rating Agencies on the date of such Change of Control or public notice, there is a decrease in the rating of the Notes by at least one of the Rating Agencies by one or more gradations (including gradations within rating categories as well as between rating categories); provided, however, that a Rating Event otherwise arising by virtue of a particular decrease in rating will not be deemed to have occurred in respect of a particular Change of Control or public notice thereof (and thus will not be deemed a Rating Event for purposes of the Change of Control Triggering Event) if during the Triggering Period, the relevant credit rating is subsequently upgraded to the rating applicable to the Notes immediately prior to the occurrence of such Change of Control or public announcement or a better rating.

A "“Rating Release Event" ”occurs if at any time while the Notes remain outstanding any two Rating Agencies assign the Notes an Investment Grade Rating and none of the Credit Agreements or other Material Indebtedness of the Issuer benefit from a guarantee from the relevant Guarantor.

“Record Date” for the interest payable on any Interest Payment Date means June 1 or December 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Refinancing Liens” means Liens granted in connection with amending, extending, modifying, renewing, replacing, refunding or refinancing in whole or in part any Indebtedness secured by Liens described in clauses (b) through (n) of Section 4.03 provided that Refinancing Liens do not extend to property or assets other than property or assets of the type that were subject to the original Lien (plus improvements on or additions to such property or assets, any revenues or profits derived from such property or assets, and any property reasonably incidental to the use or operation of such property or assets) or secure Indebtedness having a principal amount in excess of the amount of Indebtedness being amended, extended, modified, renewed, replaced, refunded or refinanced, plus the amount of any fees and expenses (including premiums) related to any such amendment, extension, modification, renewal, replacement or refinancing.

“Regulation S” means Regulation S under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

A “Release Event” occurs in relation to a Guarantor if at any time while the Notes remain outstanding, (a) the Guarantor ceases to be a guarantor with respect to any Indebtedness of the Issuer in an aggregate principal amount in excess of the Threshold Amount, (b) as a result of a change in law taking effect after the Issue Date (in respect of Guarantors providing a Note Guarantee on the Issue Date) or the date upon which the relevant Subsidiary became a Guarantor (in respect of a Guarantor providing a Note Guarantee after the Issue Date under the terms under Section 4.06), a Note Guarantee given by such Guarantor is prohibited under any Applicable Laws to which such Guarantor is subject, (c) a Rating Release Event has occurred, (d) if the Issuer has Indebtedness outstanding under the Credit Facilities at that time, upon the consent of the requisite lenders under the Credit Facilities to the release of such Guarantor’s Guarantee of all obligations under the Credit Facilities, or, if there is no Indebtedness of the Issuer outstanding under the Credit Facilities at that time, upon the requisite consent of the holders of all other Indebtedness for Borrowed Money of the Issuer that is guaranteed by such Guarantor at that time outstanding to the release of such Guarantor’s Guarantee of all obligations with respect to all other Indebtedness for Borrowed Money that is guaranteed by such Guarantor at that time outstanding; or (e) if the Issuer has Indebtedness outstanding under the Credit Facilities at that time, upon the release of such Guarantor’s Guarantee of all obligations of the Issuer under the Credit Facilities, or, if there is no Indebtedness of the Issuer outstanding under the Credit Facilities at that time, upon the release of such Guarantor’s Guarantee of all obligations with respect to all other Indebtedness for Borrowed Money of the Issuer at that time outstanding.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Registrar and Transfer Agent.

“Relevant Taxing Jurisdiction” means the United Kingdom or any other jurisdiction or any political subdivision or authority thereof or therein having the power to tax (i) in which the Issuer or any Guarantor (including any successor Persons) is organized, incorporated, engaged in business or resident for tax purposes or (ii) from or through which payment on the Notes or any Note Guarantee is made by or on behalf of the Issuer or any Guarantor (including, without limitation, the jurisdiction of the Paying Agent).

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Revolving Credit Facility” means that certain credit and guaranty agreement, dated as of May 10, 2018, among the Issuer, the guarantors party thereto, Royal Bank of Canada, as administrative agent, Royal Bank of Canada and Canadian Imperial Bank of Commerce, London Branch, as letter of credit issuers, and the lenders party thereto, as amended, restated, supplemented, modified or replaced from time to time.

“Rule 144” means Rule 144 under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

“Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Spanish Bankruptcy Law” means the restated text of the insolvency act approved under Royal Legislative Decree 1/2020, of 5 May (Texto refundido de la Ley Concursal aprobado por el Real Decreto Legislativo 1/2020, de 5 de mayo), as amended from time to time.

“Spanish Capital Companies Law” means the Spanish capital companies law (Real Decreto Legislativo 1/2010, de 2 de julio, por el que se aprueba el texto refundido de la Ley de Sociedades de Capital), as amended from time to time.

“Stated Maturity” means, when used with respect to any Note or any payment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such payment of interest, respectively, is due and payable, and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any payment of interest thereon, is due and payable and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person:

(a)      any corporation, association or other business entity (i) of which more than 50% of the Voting Rights is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof) or (ii) that is deemed by such Person’s auditors to be controlled by such Person and as a result of such control (whether legal or de facto) such corporation’s, association’s or business entity’s financial position and results of operations are fully consolidated with those of such Person for the purposes of such Person’s audited and interim financial statements as of the most recent relevant financial period; and

(b)      any partnership or limited liability company of which (i) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (ii) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Taxes” means any taxes, duties, levies, imposts, deductions, assessments or other similar governmental charges imposed or levied, and any interest, surcharges, penalties and other liabilities with respect thereto.

“Testing Period" ”means, at any date of determination, the most recently completed four fiscal quarters of the Issuer or, if fewer than four consecutive fiscal quarters of the Issuer have been completed as of such date of determination, the fiscal quarters of the Issuer that have been completed by such date.

“Threshold Amount” means, as of any date of determination, an amount equal to the greater of (i) $100 million and (ii) 1.5% of Consolidated Total Assets.

“Treasury Rate” means, as at any redemption date, the yield to maturity as at such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to June 15, 2025; provided, however, that if the period from the redemption date to June 15, 2025, is less than one year, the weekly average yield on actually traded United States securities adjusted to a constant maturity of one year will be used.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor serving hereunder.

“Trust Officer” means, when used with respect to the Trustee, any officer in the corporate trust department of the Trustee or any other officer of the Trustee who customarily performs functions similar to those performed by the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject, and, in each case, who shall have direct responsibility for the administration of this Indenture.

“U.S. dollars” or “$” means the lawful currency of the United States of America.

“U.S. Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States of America pledges its full faith and credit.

“Voting Rights” means the right generally to vote at a general meeting of shareholders of the Issuer (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have voting power by reason of the happening of any contingency).

“Wholly Owned Subsidiary” means a Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Issuer or another Wholly Owned Subsidiary.

Section 1.02     Other Definitions.

Term	Defined in
“Additional Amounts”	Section 4.05
“Additional Notes”	Recitals
“Applicable Redemption Premium”	Section 3.07
“Authentication Agent”	Section 2.02
“Authorized Agent”	Section 11.07
“Change in Tax Law”	Section 3.08(a)(ii)
“Change of Control Offer”	Section 4.04
“Change of Control Payment”	Section 4.04
“Change of Control Payment Date”	Section 4.04
“Code”	Section 2.06(h)(viii)
“covenant defeasance”	Section 8.03
“Defaulted Interest”	Section 2.11
“ERISA”	Section 2.06(h)(viii)
“Event of Default”	Section 6.01(a)
“Global Notes”	Section 2.01(c)
"Initial Default"	Section 6.02(c)
“legal defeasance”	Section 8.02
“Notes”	Recitals
“Notes Offer”	Section 4.07(c)(1)
“Obligations”	Section 10.01(a)
“Original Notes”	Recitals
“Paying Agent”	Section 2.03(a)
“Registrar”	Section 2.03(a)
“Regulation S Global Note”	Section 2.01(b)
“Relevant Payment Date”	Section 4.05(a)(ii)
“Rule 144A Global Note”	Section 2.01(b)
“Security Register”	Section 2.03(b)
“Similar Law”	Section 2.06(h)(viii)
“Transfer Agent”	Section 2.03(a)

Section 1.03     Rules of Construction. Unless the context otherwise requires:

(i)       a term has the meaning assigned to it;

(ii)      an accounting term not otherwise defined has the meaning assigned to it in accordance with IFRS;

(iii)     “or” is not exclusive;

(iv)     “including” or “include” means including or include without limitation;

(v)      words in the singular include the plural and words in the plural include the singular;

(vi)    the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, clause or other subdivision; and

(vii)   this Indenture neither incorporates, by reference or otherwise, includes or is subject to any of the provisions of the U.S. Trust Indenture Act of 1939, as amended.

ARTICLE 2
THE NOTES

Section 2.01     The Notes. (a) Form and Dating. The Notes and the Trustee’s or Authentication Agent’s certificate of authentication shall be substantially in the form of Exhibit A hereto with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, the rules of any securities exchange or usage. The Issuer shall approve the form of the Notes. Each Note shall be dated the date of its authentication. The terms and provisions contained in the form of the Notes shall constitute and are hereby expressly made a part of this Indenture. The Notes shall be issued only in fully registered form without coupons and only in denominations of $200,000 in principal amount and integral multiples of $1,000 in excess thereof. Notes in denominations of less than $200,000 will not be available.

(b)         Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Global Notes substantially in the form of Exhibit A hereto (the “Regulation S Global Note”), which shall be deposited with the Depositary, registered in the name of the Depositary or its nominee, as the case may be, duly executed by the Issuer and authenticated by the Trustee (or an Authentication Agent appointed by the Trustee in accordance with Section 2.02) as hereinafter provided. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made by the Registrar on Schedule A to the Regulation S Global Note and recorded in the Security Register, as hereinafter provided.

Notes offered and sold to QIBs in reliance on Rule 144A shall be issued initially in the form of one or more Global Notes substantially in the form of Exhibit A hereto (the “Rule 144A Global Note”), which shall be deposited on behalf of the purchasers of the Notes represented thereby with Depositary, registered in the name of Depositary or its nominee, as the case may be, duly executed by the Issuer and authenticated by the Trustee (or its agent in accordance with Section 2.02) as hereinafter provided. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made by the Registrar on Schedule A to the Rule 144A Global Note and recorded in the Security Register, as hereinafter provided.

None of the Trustee, the Registrar, the Paying Agent or the Transfer Agent shall have any responsibility or obligation to any beneficial owner of an interest in a Global Note, any agent member or other member of, or a participant in, the Depositary or other Person with respect to the accuracy of the records of the Depositary or any nominee or participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any agent member or other participant, member, beneficial owner or other Person (other than the Depositary) of any notice or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to-be given to the Holders and all payments to be made to the Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary, subject to its applicable rules and procedures. The Trustee, the Registrar, the Paying Agent and the Transfer Agent may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its agent members and other members, participants and any beneficial owners.

(c)         Book-Entry Provisions. This Section 2.01(c) shall apply to the Regulation S Global Note and the Rule 144A Global Note (collectively, the “Global Notes”) deposited with or on behalf of the Depositary.

The Applicable Procedures shall be applicable to book-entry interests in the Global Notes that are held by Participants through DTC.

(d)         Definitive Registered Notes. Definitive Registered Notes issued upon transfer of a book-entry interest or a Definitive Registered Note, or in exchange for a book-entry interest or a Definitive Registered Notes, will be issued in accordance with this Indenture.

Notes issued in definitive registered form shall be substantially in the form of Exhibit A hereto (excluding the Global Note Legend thereon and the “Schedule of Principal Amount” in the form of Schedule A attached thereto).

Section 2.02    Execution and Authentication. An authorized member of the Board of Directors of the Issuer shall sign the Notes for the Issuer by electronic, manual or facsimile signature.

If an authorized member of the Board of Directors whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid or obligatory for any purpose until an authorized signatory of the Trustee manually or electronically signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

Pursuant to an Issuer Order, the Issuer shall execute and the Trustee shall authenticate (a) Original Notes for original issue up to an aggregate principal amount of $400,000,000 and (b) Additional Notes subject to compliance at the time of issuance of such Additional Notes with the provisions of this Indenture. The aggregate principal amount of Notes outstanding shall not exceed the aggregate principal amount of Notes authorized for issuance by the Issuer pursuant to one or more Issuer Orders except as provided in Section 2.07.

The Trustee may appoint an authentication agent (“Authentication Agent”) reasonably acceptable to the Issuer to authenticate the Notes. Unless limited by the terms of such appointment, any such Authentication Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by any such agent. An Authentication Agent has the same rights as any Registrar, co-Registrar, Transfer Agent or Paying Agent to deal with the Issuer or an Affiliate of the Issuer. The Trustee hereby appoints The Bank of New York Mellon, London Branch and The Bank of New York Mellon, London Branch hereby accepts such appointment. The Issuer hereby confirms this appointment.

The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section 2.02 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

Section 2.03     Registrar, Transfer Agent and Paying Agent.

(a)         The Issuer shall maintain an office or agency for the registration of the Notes and of their transfer or exchange (the “Registrar”), an office or agency where Notes may be transferred or exchanged (the “Transfer Agent”), an office or agency where the Notes may be presented for payment (the “Paying Agent”) and an office or agency where notices or demands to or upon the Issuer in respect of the Notes may be served.

The Issuer may appoint one or more Transfer Agents, one or more co-Registrars and one or more additional Paying Agents. The Issuer or any of its Subsidiaries may act as Transfer Agent, Registrar, co-Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes; provided, however, that neither the Issuer nor any of its Subsidiaries shall act as Paying Agent for the purposes of Articles Three and Eight and Section 4.04. The Issuer may change Paying Agents without prior notice to the Holders.

The Issuer hereby appoints the office of The Bank of New York Mellon SA/NV, Dublin Branch located at the address set forth in Section 11.01(a) as Transfer Agent and Registrar, and The Bank of New York Mellon SA/NV, Dublin Branch hereby accepts such appointment.

The Issuer hereby appoints the office of The Bank of New York Mellon, London Branch located at the address set forth in Section 11.01(a) as Transfer Agent and Registrar, and The Bank of New York Mellon, London Branch hereby accepts such appointment.

(b)        Subject to any applicable laws and regulations, the Issuer shall cause the Registrar to keep a register (the “Security Register”) in which, subject to such reasonable regulations it may prescribe, the Issuer shall provide for the registration of ownership, exchange, and transfer of the Notes. Such registration in the Security Register shall be conclusive evidence of the ownership of Notes. Included in the books and records for the Notes shall be notations as to whether such Notes have been paid, exchanged or transferred, cancelled, lost, stolen, mutilated or destroyed and whether such Notes have been replaced. In the case of the replacement of any of the Notes, the Registrar shall keep a record of the Note so replaced and the Note issued in replacement thereof. In the case of the cancellation of any of the Notes, the Registrar shall keep a record of the Note so cancelled and the date on which such Note was cancelled.

Section 2.04    Paying Agent to Hold Money. Not later than 10:00 am New York time one day prior to each due date of the principal, premium, if any, and interest on any Notes, the Issuer shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and interest so becoming due on the due date for payment under the Notes. The Issuer shall require each Paying Agent other than the Trustee or any Affiliate of the Trustee to agree in writing that such Paying Agent shall hold for the benefit of the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, and interest on the Notes (whether such money has been paid to it by the Issuer or any other obligor on the Notes), and such Paying Agent shall promptly notify the Trustee of any default by the Issuer (or any other obligor on the Notes) in making any such payment. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee or the entity designated by the Trustee for this purpose and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee or the entity designated by the Trustee for this purpose and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. Money held by the initial Paying Agent (as described in Section 2.03 hereof) will not be held in trust but will be held by such Paying Agent as banker and such money shall not be held subject to the United Kingdom’s Financial Conduct Authority’s Client Money Rules.  If the Issuer or any Affiliate of the Issuer acts as Paying Agent, it shall, on or before each due date of any principal, premium, if any, or interest on the Notes, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and shall promptly notify the Trustee of its action or failure to act.

For the avoidance of doubt, the Paying Agent, the Trustee and any other Agent shall be held harmless and have no liability with respect to the payment or disbursements to be made by the Paying Agent and the Trustee (i) for which payment instructions are not made or received or that are not otherwise deposited by the respective times set forth in this Section 2.04 and (ii) until they have confirmed receipt of funds sufficient to make the relevant payment.

Section 2.05    Holder Lists. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee or the Paying Agent is not the Registrar, the Issuer shall furnish to the Trustee and the Paying Agent, in writing no later than the Record Date for each Interest Payment Date and at such other times as the Trustee or the Paying Agent may request in writing, a list in such form and as of such Record Date as the Trustee may reasonably require of the names and addresses of Holders, including the aggregate principal amount of Notes held by each Holder. Neither the Trustee, the Agents nor any of their respective agents will have any responsibility or be liable for any aspect of the records in relation to, or payments made on account of, Beneficial Ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such Beneficial Ownership interests.

Section 2.06     Transfer and Exchange.

(a)         Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by a Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee thereof.

All Global Notes will be exchanged by the Issuer for Definitive Registered Notes:

(i)      if DTC notifies the Issuer that it is unwilling or unable to continue to act as Depositary and a successor Depositary is not appointed by the Issuer within 120 days; or

(ii)     if the holder of a book-entry interest requests such exchange in writing through DTC following a Default by the Issuer under this Indenture and enforcement action is being taken in respect thereof under this Indenture.

Upon the occurrence of either of the preceding events in clauses (i) or (ii) above, the Issuer shall issue or cause to be issued Definitive Registered Notes in such names as the Depositary shall instruct the Registrar and Transfer Agent.

Global Notes also may be replaced, in whole or in part, as provided in Section 2.07 hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a). Book-entry interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof

(b)       General Provisions Applicable to Transfer and Exchange of Book-Entry Interests in the Global Notes. The transfer and exchange of book-entry interests shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.

In connection with all transfers and exchanges of book-entry interests (other than transfers of book-entry interests in connection with which the transferor takes delivery thereof in the form of a book-entry interest in the same Global Note), the Transfer Agent (copied to the Trustee) must receive: (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to debit from the transferor a book-entry interest in an amount equal to the book-entry interest to be transferred or exchanged; (ii) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a book-entry interest in another Global Note in an amount equal to the book-entry interest to be transferred or exchanged; and (iii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited or debited with such increase or decrease, if applicable.

In connection with a transfer or exchange of a book-entry interest for a Definitive Registered Note, the Transfer Agent (copied to the Trustee and the Registrar) must receive: (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to debit from the transferor a book-entry interest in an amount equal to the book-entry interest to be transferred or exchanged; (ii) a written order from a Participant directing the Registrar to cause to be issued a Definitive Registered Note in an amount equal to the book-entry interest to be transferred or exchanged; and (iii) instructions containing information regarding the Person in whose name such Definitive Registered Note shall be registered to effect the transfer or exchange referred to above.

In connection with any transfer or exchange of Definitive Registered Notes, the Holder of such Notes shall present or surrender to the Registrar the Definitive Registered Notes duly endorsed or accompanied by a written instruction of transfer in a form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, in connection with a transfer or exchange of a Definitive Registered Note for a book-entry interest, the Transfer Agent (copied to the Trustee) must receive a written order directing the Depositary to credit the account of the transferee in an amount equal to the book-entry interest to be transferred or exchanged.

Upon satisfaction of all of the requirements for transfer or exchange of book-entry interests in Global Notes contained in this Indenture, the Transfer Agent (copied to the Trustee and the Registrar), as specified in this Section 2.06, shall endorse the relevant Global Note with any increase or decrease and instruct the Depositary to reflect such increase or decrease in its system.

Transfers of book-entry interests shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers and exchanges of book-entry interests for book-entry interests also shall require compliance with either subparagraph (b)(i) or (b)(ii) below, as applicable, as well as subparagraph (b)(iii) below, if applicable:

(i)     Transfer of Beneficial Interests in the Same Global Note. Book-entry interests may be transferred to Persons who take delivery thereof in the form of a book-entry interest in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, any sale or transfer of such interest to U.S. persons shall not be permitted during the Restricted Period unless such resale or transfer is made pursuant to Rule 144A. No written orders or instructions shall be required to be delivered to the Trustee to effect the transfers described in this Section 2.06(b)(i).

(ii)     All Other Transfers and Exchanges of Beneficial Interests in Global Notes. A Holder may transfer or exchange a book-entry interest in Global Notes in a transaction not subject to Section 2.06(b)(i) above only if the Transfer Agent (copied to the Trustee) receives either:

(A)         both:

(1)       a written order from a Participant or an Indirect Participant given to the Depositary ill accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a book-entry interest in another Global Note in an amount equal to the book-entry interest to be transferred or exchanged; and

(2)       instructions given by the Depositary in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)          both:

(1)       a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Registered Note in an amount equal to the book-entry interest to be transferred or exchanged; and

(2)       instructions given by the Depositary to the Registrar containing information specifying the identity of the Person in whose name such Definitive Registered Note shall be registered to effect the transfer or exchange referred to in (1) above, the principal amount of such securities and the CUSIP, ISIN, Common Code or other similar number identifying the Notes, provided that any such transfer or exchange is made in accordance with the transfer restrictions set forth in the Private Placement Legend.

(iii)     Transfer of Book-Entry Interests to Another Global Note. A book-entry interest in any Global Note may be transferred to a Person who takes delivery thereof in the form of a book-entry interest in another Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(A)         if the transferee will take delivery in the form of a book-entry interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)         if the transferee will take delivery in the form of a book-entry interest in a Regulation S Global Note then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(c)       Transfer or Exchange of Beneficial Interests for Definitive Registered Notes. If any holder of a book-entry interest in a Global Note proposes to exchange such book-entry interest for a Definitive Registered Note or to transfer such book-entry interest to a Person who takes delivery thereof in the form of a Definitive Registered Note, then, upon receipt by the Trustee, the relevant Transfer Agent and the Registrar of the following documentation:

(i)       in the case of a transfer on or before the expiration of the Restricted Period by a holder of a book-entry interest in a Regulation S Global Note, the Registrar and Transfer Agent and the Trustee shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in either item (1) or item (2) thereof;

(ii)     in the case of a transfer after the expiration of the Restricted Period by a holder of a book-entry interest in a Regulation S Global Note, the transfer complies with Section 2.06(b);

(iii)    in the case of a transfer by a holder of a book-entry interest in a Rule 144A Global Note to a QIB in reliance on Rule 144A, the Registrar and Transfer Agent and the Trustee shall have received a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(iv)     in the case of a transfer by a holder of a book-entry interest in a Rule 144A Global Note in reliance on Regulation S, the Registrar and Transfer Agent and the Trustee shall have received a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; or

(v)      in the case of a transfer by a holder of a book-entry interest in a Rule 144A Global Note in reliance on Rule 144, the Registrar and Transfer Agent and the Trustee shall have received a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3) thereof, the Registrar and Transfer Agent shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuer shall execute and the Trustee or the Authentication Agent shall, upon receipt of an Issuer Order to authenticate a Definitive Registered Note, authenticate and deliver to the Person designated in the instructions such Definitive Registered Note in the appropriate principal amount. Any Definitive Registered Note issued in exchange for a book-entry interest in a Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such book-entry interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Registrar and Transfer Agent shall deliver such Definitive Registered Notes to the Persons in whose names such Notes are so registered. Any Definitive Registered Note issued in exchange for a book-entry interest in a Global Note pursuant to this Section 2.06(c) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(d)        Transfer and Exchange of Definitive Registered Notes for Book-Entry Interests in the Global Notes. If any Holder of a Definitive Registered Note proposes to exchange such Note for a book-entry interest in a Global Note or to transfer such Definitive Registered Notes to a Person who takes delivery thereof in the form of a book-entry interest in a Global Note, then, upon receipt by the Trustee, the relevant Transfer Agent and the Registrar of the following documentation:

(i)       if the Holder of such Definitive Registered Note proposes to exchange such Note for a book-entry interest in a Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2) thereof;

(ii)      if such Definitive Registered Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(iii)     if such Definitive Registered Note is being transferred in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof, as applicable;

(iv)     if such Definitive Registered Note is being transferred to the Issuer, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3) thereof; and

the Trustee will cause the Registrar and Transfer Agent to cancel the Definitive Registered Note, and the Registrar and Transfer Agent will increase or cause to be increased the aggregate principal amount of, in the case of clause (i) above, the Global Note, in the case of clause (ii) above, the 144A Global Note, in the case of clause (iii) above, the Regulation S Global Note, and in the case of clause (iv) above, the 144A Global Note.

(e)        Transfer and Exchange of Definitive Registered Notes for Definitive Registered Notes. Upon request by a Holder of Definitive Registered Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Transfer Agent or the Registrar will register the transfer or exchange of Definitive Registered Notes of which registration the Issuer will be informed of by the Transfer Agent or the Registrar (as the case may be). Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Transfer Agent or the Registrar the Definitive Registered Notes duly endorsed and accompanied by a written instruction of transfer in a form satisfactory to the Transfer Agent or the Registrar duly executed by such Holder or its attorney, duly authorized to execute the same in writing. In the event that the Holder of such Definitive Registered Notes does not transfer the entire principal amount of Notes represented by any such Definitive Registered Note, the Transfer Agent or the Registrar will cancel or cause to be cancelled such Definitive Registered Note and the Issuer (who has been informed of such cancellation) shall execute and the Trustee or the Authentication Agent shall, upon receipt of an Issuer Order to authenticate Definitive Registered Notes, authenticate and deliver to the requesting Holder and any transferee Definitive Registered Notes in the appropriate principal amounts. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

Any Definitive Registered Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Definitive Registered Note if the Registrar receives the following:

(i)       if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(ii)      if the transfer will be made in reliance on Regulation 5, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(f)        Legends. The following legends will appear on the face of all Global Notes and Definitive Registered Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i)       Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (A) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (B) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE AND (C) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE.”

(ii)     Private Placement Legend. Each Global Note and each Definitive Registered Note (and all Notes issued in exchange therefor or in substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE ONE YEAR ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN

(1)	TO THE COMPANY,

(2)
SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY),

(3)	IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY),

(4)
TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY) THAT IS ACQUIRING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, AND A CERTIFICATE WHICH MAY BE OBTAINED FROM THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE,

(5)	PURSUANT TO ANY EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR

(6)	PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT,

IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES THAT IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES, OPINIONS OF COUNSEL AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) PURCHASING FROM A PERSON NOT PARTICIPATING IN THE INITIAL DISTRIBUTION OF THIS SECURITY (OR ANY PREDECESSOR SECURITY), THAT IT IS AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a)(l), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.”

(g)        Cancellation and/or Adjustment of Global Notes. At such time as all book-entry interests in a particular Global Note have been exchanged for Definitive Registered Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note will be returned to or retained and cancelled by the Trustee in accordance with Section 2.10 hereof. At any time prior to such cancellation, if any book-entry interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a book-entry interest in another Global Note or for Definitive Registered Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Registrar and Transfer Agent to reflect such reduction; and if the book-entry interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a book-entry interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Registrar and Transfer Agent to reflect such increase.

(h)         General Provisions Relating to Transfers and Exchanges.

(i)     To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee or the Authentication Agent will authenticate Global Notes and Definitive Registered Notes upon receipt of an Issuer Order to authenticate Global Notes and Definitive Registered Notes in accordance with Section 2.02 hereof or at the Registrar’s request.

(ii)      No service charge will be made by the Issuer or the Registrar to a Holder of a book-entry interest in a Global Note, a Holder of a Global Note or a Holder of a Definitive Registered Note for any registration of transfer, exchange or redemption of the Notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection with any such registration of transfer or exchange.

(iii)    No Transfer Agent or Registrar will be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)    All Global Notes and Definitive Registered Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Registered Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Registered Notes surrendered upon such registration of transfer or exchange.

(v)     The Issuer shall not be required to register the transfer into its register kept at its registered office of any Definitive Registered Notes: (A) for a period of 15 calendar days prior to any date fixed for the redemption of the Notes under Section 3.03; (B) for a period of 15 calendar days immediately prior to the date fixed for selection of Notes to be redeemed in part; (C) for a period of 15 calendar days prior to the Record Date with respect to any Interest Payment Date; or (D) which the Holder has tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Sale Offer. Any such transfer will be made without charge to the Holder, other than any taxes, duties and governmental charges payable in connection with such transfer.

(vi)     The Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary. Neither the Trustee, the Agents nor any of their respective agents will have any responsibility or be liable for any aspect of the records in relation to, or payments made on account of, beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(vii)    All certifications, certificates and Opinions of Counsel required to be submitted to the Issuer, the Trustee or the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(viii)   Each purchaser and transferee of a Note will be deemed to have represented by its purchase and holding of the Note that (a) its purchase and holding of the Note is not made on behalf of or with “plan assets” of any plan subject to Title I of Employment Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or any employee benefit plan sponsored by a state or local government or otherwise subject to laws that include restrictions substantially similar to ERISA and Section 4795 of the Code (“Similar Law”) or (b) its purchase and holding of the Note will not result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any Similar Law.

Section 2.07    Replacement Notes. If a mutilated Definitive Registered Note is surrendered to the Registrar or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee or the Authentication Agent shall, upon receipt of an Issuer Order to authenticate a replacement Note, authenticate such replacement Note in such form as the Note mutilated, lost, destroyed or wrongfully taken if the Holder satisfies any other reasonable requirements of the Registrar, the Trustee or the Issuer. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Trustee, the Paying Agent, the Transfer Agent, the Registrar and any co-Registrar, and any Authentication Agent from any loss that any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Note.

Every replacement Note shall be an additional obligation of the Issuer.

Section 2.08    Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee (or Authenticating Agent) except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the Note which has been replaced is held by a bona fide purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal, premium, if any, interest and Additional Amounts, if any, payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.09   Notes Held by Issuer. In determining whether the Holders of the required principal amount of Notes have concurred in any direction or consent or any amendment, modification or other change to this Indenture, Notes owned by the Issuer or by an Affiliate of the Issuer shall be disregarded and treated as if they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgees right so to act with respect to the Notes and that the pledgee is not the Issuer or an Affiliate of the Issuer.

Section 2.10    Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation, The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, in accordance with its customary procedures, shall (or will instruct the Registrar to) cancel (subject to the record retention requirements of the Exchange Act and the Trustee’s retention policy) all Notes surrendered for registration of transfer, exchange, payment or cancellation and dispose of such cancelled Notes in its customary manner. Except as otherwise provided in this Indenture, the Issuer may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

Section 2.11     Defaulted Interest. Any interest on any Note that is payable, but is not punctually paid or duly provided for, on the dates and in the manner provided in the Notes and this Indenture (all such interest herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in clause (a) or (b) below:

(a)         The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer may deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest; or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause. In addition, the Issuer shall fix a special record date for the payment of such Defaulted Interest, such date to be not more than 15 days and not less than 10 days prior to the proposed payment date and not less than 15 days after the receipt by the Trustee of the notice of the proposed payment date. The Issuer shall promptly but, in any event, not less than 15 days prior to the special record date, notify the Trustee of such special record date and, in the name and at the expense of the Issuer, the Trustee shall cause notice of the proposed payment date of such Defaulted Interest and the special record date therefor to be delivered electronically or mailed first-class, postage prepaid to each Holder as such Holder’s address appears in the Security Register, not less than 10 days prior to such special record date. Notice of the proposed payment date of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such special record date and shall no longer be payable pursuant to clause (b) below.

(b)         The Issuer may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment date pursuant to this clause, such manner of payment shall be deemed reasonably practicable.

Subject to the foregoing provisions of this Section 2.11, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.12     Computation of Interest. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. In no event will the rate of interest on the Notes be higher than the maximum rate permitted by Applicable Laws. Each interest period shall end on (but not include) the relevant interest payment date.

Section 2.13    CUSIP, ISIN, Common Code and Other Identifying Numbers. The Issuer in issuing the Notes may use CUSIP, ISIN, Common Code and other identifying numbers (if then generally in use), and, if so, the Issuer shall use CUSIP, ISIN, Common Code and other identifying numbers, as appropriate, in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers or codes either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee of any change in the CUSIP, ISIN, Common Code and other identifying numbers.

Section 2.14     Issuance of Additional Notes.

The Issuer may issue Additional Notes under this Indenture in accordance with Section 2.02 hereof. The Original Notes issued on the date of this Indenture and any Additional Notes that are fungible with the Notes for U.S. federal income tax purposes shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase (subject to certain exceptions); provided that any Additional Notes shall be issued under a separate CUSIP or ISIN number unless the Additional Notes are issued pursuant to a “qualified reopening” of, or are otherwise fungible with, the Original Notes for U.S. federal income tax purposes.

Section 2.15     Listing.

The Issuer will use its commercially reasonable efforts to obtain before the first interest payment date and thereafter maintain the listing of the Notes on the Official List of The International Stock Exchange for so long as such Notes are outstanding; provided that if the Issuer is unable to obtain admission to listing the Notes on the Official List of The International Stock Exchange or it at any time the Issuer determines that it will not maintain such listing, it will use its commercially reasonable efforts to obtain and maintain a listing of such Notes on another “recognised stock exchange” as defined in Section 1005 of the Income Tax Act 2007 of the United Kingdom (in which case, references in this Section 2.15 to the Exchange will be deemed to refer to such other “recognised stock exchange”).

ARTICLE 3
REDEMPTION; OFFERS TO PURCHASE

Section 3.01    Notices to Trustee. If the Issuer elects to redeem Notes pursuant to Sections 3.08 or 3.09, it shall notify the Trustee in writing of the redemption date, the principal amount of Notes to be redeemed and the paragraph of the Notes pursuant to which the redemption will occur. Any notice of redemption may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent.

The Issuer shall give each notice to the Trustee and Registrar and Paying Agent provided for in this Section 3.01 in writing at least 5 days before the date notice is mailed to the Holders pursuant to Section 3.04 unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officer’s Certificate from the Issuer to the effect that such redemption will comply with the conditions herein.

Section 3.02     Selection of Notes to be Redeemed. If fewer than all the Notes are to be redeemed at any time, the Notes will be selected by a method that complies with the requirements, as certified to the Trustee by the Issuer in an Officer’s Certificate, of the principal securities exchange, if any, on which the Notes are listed at such time or, if the Notes are not listed on a securities exchange, pro rata, by lot or otherwise in compliance with the Applicable Procedures; provided that no such partial redemption will reduce the portion of the principal amount of a Note not redeemed to less than $200,000. Neither the Trustee nor the Registrar, as applicable, will be liable for any selections made by or in accordance with this Section 3.02.

The Notes will be selected from the Notes outstanding and not previously called for redemption. Portions equal to $200,000 in principal amount or any integral multiple of $1,000 in excess thereof may be selected for redemption. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee or the Registrar shall notify the Issuer promptly in writing of the Notes or portions of Notes selected in accordance with the Applicable Procedures.

Section 3.03     Notice of Redemption. (a) The Issuer shall publish a notice of any optional redemption of the Notes in accordance with Section 11.01. The Issuer shall inform The International Stock Exchange Authority Limited of the principal amount of the Notes that have not been redeemed in connection with any optional redemption.

(b)         The notice shall identify the Notes to be redeemed (including CUSIP, ISIN, Common Code and other identifying numbers) and shall state:

(i)       the redemption date and the record date;

(ii)      the redemption price and the amount of accrued interest, if any, and Additional Amounts, if any, to be paid;

(iii)     the name and address of the Paying Agent;

(iv)     that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued interest, if any, and Additional Amounts, if any;

(v)      that, if any Note is being redeemed in part, the portion of the principal amount (equal to $200,000 in principal amount or any integral multiple of $1,000 in excess thereof) of such Note to be redeemed and that, on and after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be reissued;

(vi)     that, if any Note contains a CUSIP, ISIN, Common Code or other identifying number, no representation is being made as to the correctness of such CUSIP, ISIN, Common Code or other identifying number either as printed on the Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes;

(vii)   that, unless the Issuer and the Guarantors default in making such redemption payment, interest on the Notes (or portion thereof) called for redemption shall cease to accrue on and after the Redemption Date;

(viii)   the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed; and

(ix)     the conditions to redemption, if any, specified by the Issuer.

At the Issuer’s written request, the Trustee shall give a notice of redemption in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall provide the Trustee with the notice and the other information required by this Section 3.03.  To the extent that the Depositary procedures conflict with this Indenture, any notice will be deemed to satisfy this Indenture if it complies with the Depositary procedures.

(c)        Notice of any redemption, including, without limitation, upon an Equity Offering, may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering. If such redemption is subject to the satisfaction of one or more conditions precedent, the related notice shall describe each such condition and, if applicable, shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied or waived (provided that in no event shall such date of redemption be delayed to a date later than 60 days after the date on which such notice of delay was sent), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Redemption Date, or by the Redemption Date so delayed.

Section 3.04     Deposit of Redemption Price. No later than 10:00 am New York time one day prior to any redemption date, the Issuer shall deposit or cause to be deposited with the Paying Agent (or, if the Issuer or any of its Subsidiaries is the Paying Agent, shall segregate and hold in trust) a sum in same day funds sufficient to pay the redemption price of and accrued interest and Additional Amounts, if any, on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption that have previously been delivered by the Issuer to the Trustee for cancellation. The Paying Agent shall return to the Issuer any money so deposited that is not required for that purpose.

Section 3.05    Payment of Notes Called for Redemption. If the Issuer complies with Section 3.04, on and after the redemption date (unless the Issuer shall default in the payment of the Notes or portion of Notes called for redemption at the redemption price and accrued interest to the redemption date, in which case the principal, until paid, shall bear interest from the redemption date at the rate prescribed in the Notes), such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Issuer at the redemption price, together with accrued interest, if any, to the redemption date; provided, however, that installments of interest whose Stated Maturity is on or prior to the redemption date shall be payable to the Holders registered as such at the close of business on the relevant Record Date.  For the avoidance of doubt, the Paying Agent and the Trustee shall be held harmless and have no liability in respect to payments or disbursements to be made by the Paying Agent and Trustee; (i) for which payment instructions are not made or that are not otherwise deposited by the respective times set forth in this Article Three, and (ii) until they have confirmed receipt of funds sufficient to make the relevant payment.

Notice of redemption shall be deemed to be given when sent, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.

Section 3.06     Notes Redeemed in Part. (a) Upon surrender of a Global Note that is redeemed in part, the Paying Agent shall forward such Global Note to the Registrar who shall make a notation on the Security Register to reduce the principal amount of such Global Note to an amount equal to the unredeemed portion of the Global Note surrendered; provided, however, that each such Global Note shall be in a principal amount at final Stated Maturity of $200,000 or an integral multiple of $1,000 in excess thereof.

(b)        Upon surrender and cancellation of a Definitive Registered Note that is redeemed in part, the Issuer shall execute and the Trustee or the Authentication Agent shall authenticate for the Holder (at the Issuer’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered and cancelled; provided, however, that each such Definitive Registered Note shall be in a principal amount at final Stated Maturity of $200,000 or an integral multiple of $1,000 in excess thereof

Section 3.07     Optional Redemption.

(a)         At any time and from time to time prior to June 15, 2024, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes (including any Additional Notes issued after the Issue Date) then outstanding under the Indenture using the Net Equity Proceeds (and in an amount not greater than the aggregate of such Net Equity Proceeds) of one or more Equity Offerings, upon not less than 10 nor more than 60 days’ notice to the Holders of the Notes, at a redemption price of 104.125% of the aggregate principal amount of the Notes being redeemed, plus Additional Amounts, if any, and accrued and unpaid interest, to, but excluding, the redemption date (subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date); provided that:

(i)       at least 65% of the aggregate principal amount outstanding of the Notes issued under the Indenture (including the aggregate principal amount of any Additional Notes) remain outstanding immediately after the occurrence of any such redemption (excluding Notes held by the Issuer and its Subsidiaries); and

(ii)      each such redemption occurs within 180 days of the date of the closing of any such Equity Offering. Notice of redemption upon any Equity Offering may be given prior to the completion thereof.

(b)         At any time on or after June 15, 2025 the Issuer may, on any one or more occasions, redeem all or a part of the Notes upon not less than 10 nor more than 60 days’ prior notice to the Holders of the Notes, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the redemption date (subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on June 15, 2025 of the years indicated below:

Year	Redemption Price
June 15, 2025	102.063%
June 15, 2026	101.031%
June 15, 2027 and thereafter	100.000%

(c)         At any time prior to June 15, 2025, upon not less than 10 nor more than 60 days’ prior notice to the Holders of the Notes, the Issuer may redeem all or part of the Notes at a redemption price equal to 100% of the aggregate principal amount of the Notes redeemed, plus the Applicable Redemption Premium as of, and accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the redemption date (subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date).

“Applicable Redemption Premium” means, with respect to any Note on any redemption date, the greater of:

(i)       1.0% of the principal amount of the Note; and

(ii)      the excess of:

(A)         the present value at such redemption date of: (x) 100% of the aggregate principal amount of such Note to be redeemed (excluding accrued but unpaid interest); plus (y) all required interest payments that would otherwise be due to be paid on such Note through June 15, 2025 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate at such redemption date plus 50 basis points; over

(B)          the outstanding principal amount of the Note;

as calculated by the Issuer or an agent appointed by the Issuer. For the avoidance of doubt, calculations of the Applicable Redemption Premium shall not be a duty or obligation of the Trustee or any Agent.

Section 3.08     Redemption Upon Changes in Withholding Taxes.

(a)         The Issuer may, at its option, redeem the Notes, in whole but not in part, at any time upon giving not less than 30 nor more than 60 days’ notice to the Holders of the Notes, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon, if any, to, but excluding, the redemption date and all Additional Amounts, if any, then due and which will become due on the date of redemption as a result of the redemption or otherwise (subject to the rights of the Holders of the Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date and Additional Amounts, if any, in respect thereof), if the Issuer or any of the Guarantors is or, on the next date on which any amount would be payable in respect of the Notes, would be obliged to pay Additional Amounts (as defined below under Section 4.05), which the Issuer or any Guarantor, as the case may be, cannot avoid by the use of reasonable measures then available to it (including making payment through a Paying Agent located in another jurisdiction) as a result of:

(i)      any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction affecting taxation which becomes effective on or after the date of this Indenture or, if the Relevant Taxing Jurisdiction was not a Relevant Taxing Jurisdiction on the date of this Indenture, on or after the date on which such Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction under this Indenture (or, in the case of a successor Person, on or after the date of assumption by the successor Person of the Issuer’s or any Guarantor’s obligations hereunder); or

(ii)      any change in, or amendment to, the existing official position or the introduction of an official position regarding the application, administration, or interpretation of the laws, regulations or rulings of any Relevant Taxing Jurisdiction (including a holding, judgment or order by a court of competent jurisdiction) which becomes effective on or after the date of this Indenture or, if the Relevant Taxing Jurisdiction was not a Relevant Taxing Jurisdiction on the date of this Indenture, on or after the date on which such Relevant Taxing Jurisdiction became the Relevant Taxing Jurisdiction under this Indenture (or, in the case of a successor Person, on or after the date of assumption by the successor Person of the Issuer’s, or any Guarantor’s, obligations hereunder) (each of the foregoing clauses (i) and (ii) being a “Change in Tax Law”).

(b)          Notwithstanding the above, the Issuer may not redeem the Notes under this Section 3.08 if the Issuer or any Guarantor is obliged to pay Additional Amounts as a result of a Change in Tax Law of a Relevant Taxing Jurisdiction which, at the time such Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction under this Indenture, had been publicly announced as being or having been formally proposed.

(c)         In the case of Additional Amounts required to be paid as a result of the Issuer conducting business in a jurisdiction other than its place of organization, the Change in Tax Law must become effective after the date the Issuer begins to conduct the business giving rise to the relevant withholding or deduction.

(d)         Notwithstanding the foregoing, no such notice of redemption will be given: (i) earlier than 90 days prior to the earliest date on which the Issuer or any Guarantor, as the case may be, would be obliged to make such payment of Additional Amounts or withholding if a payment in respect of the Notes were then due; and (ii) unless at the time such notice is given, the obligation to pay Additional Amounts remains in effect.

(e)          Prior to the giving of any notice of redemption pursuant to the foregoing, the Issuer will deliver to the Trustee:

(i)      an Officer’s Certificate stating that in its judgment the obligation to pay such Additional Amounts cannot be avoided by the Issuer taking reasonable measures available to it; and

(ii)      a written opinion of independent tax counsel of recognized standing, qualified under the laws of the Relevant Taxing Jurisdiction to the effect that the Issuer or the applicable Guarantor is or would be obliged to pay such Additional Amounts as a result of a Change in Tax Law.

The Trustee will accept such Officer’s Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the Holders of the Notes.

(f)          The foregoing provisions will apply mutatis mutandis to any successor Person, after such successor Person becomes a party to this Indenture, with respect to a Change in Tax Law occurring after the time such successor Person becomes a party to this Indenture.

Section 3.09     Mandatory Redemption. The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. The Issuer and any Subsidiary or Affiliate thereof may at any time and from time to time purchase the Notes in the open market or otherwise at any price.

Notwithstanding the foregoing, in connection with any tender offer for, or other offer to purchase, the Notes, including upon a Change of Control Triggering Event, if Holders of not less than 90.0% in the aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer (or other offer to purchase) and the Issuer, or any third party making such a tender offer (or other offer to purchase) in lieu of the Issuer, purchases all of the Notes validly tendered and not withdrawn by such Holders, all of the Holders of the outstanding Notes will be deemed to have consented to such tender (or other offer to purchase), and accordingly the Issuer will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such tender offer (or other offer) expiration date, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to the price paid to each other Holder (excluding any early tender, incentive or similar fee) in such tender offer (or other offer to purchase), plus, to the extent not included in the tender offer payment (or payment pursuant to another offer to purchase), accrued and unpaid interest, if any, to the date of redemption. In determining whether the Holders of at least 90.0% of the aggregate principal of the then outstanding Notes have validly tendered and not withdrawn such Notes in a tender offer or other offer to purchase, such calculation shall include all Notes owned by an Affiliate of the Issuer (notwithstanding any provision herein to the contrary).

ARTICLE 4
COVENANTS

Section 4.01    Payment of Notes. The Issuer and the Guarantors covenant and agree for the benefit of the Holders that they shall duly and punctually pay the principal of, premium, if any, interest and Additional Amounts, if any, on the Notes on the dates and in the manner provided in the Notes and this Indenture. Principal, premium, if any, interest and Additional Amounts, if any, shall be considered paid on the date due if by no later than 10:00 am New York time on the day prior to such date the Trustee or the Paying Agent (other than the Issuer or any of its Subsidiaries) holds, in accordance with this Indenture, money sufficient to pay all principal, premium, if any, interest and Additional Amounts, if any, then due. If the Issuer or any of its Subsidiaries acts as Paying Agent, principal, premium, if any, interest and Additional Amounts, if any, shall be considered paid on the due date if the entity acting as Paying Agent complies with Section 2.04.

The Issuer or the Guarantors shall pay interest on overdue principal at the rate specified therefor in the Notes. The Issuer or the Guarantors shall pay interest on overdue instalments of interest at the same rate to the extent lawful.

Section 4.02     Statement as to Compliance. (a) The Issuer shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer’s Certificate stating that in the course of the performance by the signer of its duties as an officer of the Issuer he would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during such period and if any specifying such Default, its status and what action the Issuer is taking or proposed to take with respect thereto. For purposes of this Section 4.02(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

(b)         When any Default has occurred and is continuing under this Indenture, the Issuer shall deliver to the Trustee within five Business Days by registered or certified mail or facsimile transmission an Officer’s Certificate specifying such event and what action the Issuer is taking or proposes to take with respect thereto.

Section 4.03    Limitation on Liens. The Issuer will not, and will not permit any Guarantor to, create or permit to exist any Lien upon any Principal Property owned by the Issuer or any Guarantor or upon any Equity Interests issued by, or Indebtedness of, any direct or indirect Subsidiary of the Issuer that directly or indirectly owns a Principal Property to secure any Indebtedness of the Issuer or any Guarantor without providing for the Notes to be equally and ratably secured with (or prior to) any and all such Indebtedness and any other Indebtedness similarly entitled to be equally and ratably secured, for so long as such Indebtedness is so secured; provided, however, that this restriction will not apply to, or prevent the creation or existence of:

(a)         Liens securing Indebtedness of the Issuer or any Guarantor under one or more Credit Facilities in an aggregate principal amount pursuant to this clause (1), measured as of the date of creation of any such Lien and the date of incurrence of any such Indebtedness, not exceeding the greater of (a) 20% of Consolidated Total Assets, (b) $1.0 billion and (c) the product of 2.5 and the CAFDS for the Testing Period ended immediately prior to the date of such incurrence for which financial statements are available;

(b)         Existing Liens;

(c)         Liens securing Indebtedness of any Person that (a) is acquired by the Issuer or any of its Subsidiaries after the date hereof, (b) is merged or amalgamated with or into the Issuer or any of its Subsidiaries after the date hereof or (c) becomes consolidated in the financial statements of the Issuer or any of its Subsidiaries after the date hereof in accordance with IFRS; provided, however, that in each case contemplated by this clause (c), such Liens were in existence prior to, and such Indebtedness was not incurred in contemplation of such acquisition, merger, amalgamation or consolidation and is only secured by Liens on the Equity Interests and assets of, the Person (and Subsidiaries of the Person) acquired by, or merged or amalgamated with or into, or consolidated in the financial statements of, the Issuer or any of its Subsidiaries;

(d)          Liens securing Indebtedness of the Issuer or any Guarantor incurred to finance (whether prior to or within 365 days after) the acquisition, development, construction or improvement of assets (whether through the direct purchase of assets or through the purchase of the Equity Interests of any Person owning such assets or through an acquisition of any such Person by merger, consolidation or otherwise), construction, development or improvement of assets; provided, however, that such Indebtedness is only secured by Liens on the Equity Interests and assets acquired, constructed, developed or improved in such financing (and related contracts, intangibles, and other assets that are incidental thereto or arise therefrom (including accessions thereto and replacements or proceeds thereof));

(e)          Liens in favor of the Issuer or any of its Subsidiaries;

(f)          Liens securing Hedging Obligations; provided that such agreements were not entered into for speculative purposes (as determined by the Issuer in its reasonable discretion acting in good faith);

(g)         Liens relating to current or future escrow arrangements securing Indebtedness of the Issuer or any Guarantor;

(h)        Liens to secure Environmental CapEx Debt or Necessary CapEx Debt that encumber only the assets purchased, installed or otherwise acquired with the proceeds of such Environmental CapEx Debt or Necessary CapEx Debt;

(i)          Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer or any Guarantor, including rights of offset and set-off;

(j)          Refinancing Liens;

(k)         Liens arising in relation to any securitization or other structured finance transaction where (a) the primary source of payment of any obligations of the Issuer is linked or otherwise related to cash flow from particular property or assets (or where payment of such obligations is otherwise supported by such property or assets) and (b) recourse to the Issuer in respect of such obligations is conditional on cash flow from such property or assets;

(l)          Liens on the Equity Interests, assets or rights of Project Subsidiaries securing Project Debt or tax equity financing of one or more Project Subsidiaries;

(m)        Liens on cash and cash equivalents securing Indebtedness incurred to finance an acquisition of assets or a business or multiple businesses; provided, that within 180 days from the date the related Indebtedness was incurred, such cash or cash equivalents are used to (a) fund the acquisition (or a similar transaction), including any related fees and expenses, and the related Indebtedness is (x) secured by Liens otherwise permitted under this Section 4.03 or (y) unsecured; or (b) retire or repay the Indebtedness that it secures and to pay any related fees and expenses;

(n)        Liens on the property of any Project Subsidiary securing performance of obligations under power purchase agreements and agreements for the purchase and sale of energy and renewable energy credits, climate change levy exemption certificates, embedded benefits and other environmental attributes; and

(o)         other Liens, in addition to those permitted in clauses (a) through (n) above, securing Indebtedness of the Issuer or any Guarantor having an aggregate principal amount, measured as of the date of creation of any such Lien and the date of incurrence of any such Indebtedness, not to exceed the greater of (i) 2.0% of Consolidated Total Assets and (ii) $100.0 million.

Liens securing Indebtedness under the Credit Agreements existing on the date of this Indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (a) above. For purposes of determining compliance with this Section 4.03, if a proposed Lien meets the criteria of more than one of the categories of Liens described in clauses (a) through (n) above, the Issuer will be permitted to classify such Lien on the date of its incurrence, or later reclassify all or a portion of such Lien, in any manner that complies with this Section 4.03.

If the Issuer or any Guarantor proposes to create or permit to exist any Lien upon any Principal Property owned by the Issuer or any Guarantor or upon any Equity Interests or Indebtedness of any direct or indirect Subsidiary of the Issuer to secure any Indebtedness of the Issuer or a Guarantor, other than as permitted by clauses (a) through (n) of this Section 4.03, the Issuer will give prior written notice thereof to the Holders (with a copy to the Trustee), and the Issuer and each Guarantor, as applicable, will further agree, prior to or simultaneously with the creation of such Lien, effectively to secure all the Notes equally and ratably with (or prior to) such other Indebtedness, for so long as such other Indebtedness is so secured.

Section 4.04    Change of Control. (a) If a Change of Control Triggering Event occurs, each Holder of Notes shall have the right to require the Issuer to repurchase all or any part (being not less than $200,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes (a “Change of Control Offer”). In the Change of Control Offer, the Issuer shall offer a payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Additional Amounts, if any, on the Notes repurchased to, but excluding, the date of repurchase (the “Change of Control Payment”), subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

Within 30 days following the occurrence of any Change of Control Triggering Event, the Issuer shall give notice to each Holder of the Notes in accordance with the procedures described under Section 11.01, stating that a Change of Control Offer is being made and offering to repurchase Notes on the date (the “Change  of Control Payment Date”) specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is delivered, pursuant to the procedures required by this Indenture and described in such notice. The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Issuer shall comply with any applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue of such compliance.

(b)        On the Business Day immediately preceding the Change of Control Payment Date, by no later than 10:00 am New York time, the Issuer will, to the extent lawful, deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered.

(c)         On the Change of Control Payment Date, the Issuer shall, to the extent lawful:

(i)        accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer; and

(ii)      deliver, or cause to be delivered, to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

(d)         The Paying Agent shall promptly mail (or cause to be delivered) to each Holder of the Notes properly tendered the Change of Control Payment for such Notes, and the Trustee (or the Authentication Agent) shall promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(e)         If the Change of Control Payment Date is on or after an interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender pursuant to the Change of Control Offer.

(f)          The Issuer shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) a notice of redemption has been given pursuant to this Indenture as described above under Section 3.07, unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control Triggering Event at the time the Change of Control Offer is made

Section 4.05     Additional Amounts. All payments by or on behalf of the Issuer made under or with respect to the Notes or that any Guarantor makes under or with respect to the Note Guarantees will be made free and clear of, and without withholding or deduction for or on account of, any present or future Taxes, unless such withholding or deduction is required by law. If the Issuer, a Guarantor or a Paying Agent is required to so withhold or deduct any amount for, or on account of, any such Taxes imposed or levied by a Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes or any Note Guarantee, including, without limitation, payments of principal, redemption price, purchase price, interest or premium, the Issuer or Guarantor, as the case may be, will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received after such withholding or deduction will be not less than the amount that would have been received if such Taxes had not been required to be withheld or deducted.

(a)          Notwithstanding the foregoing, neither the Issuer nor any Guarantor shall pay Additional Amounts to a Holder of any Note in respect or on account of:

(i)      any Taxes that would not have been imposed, withheld or deducted but for the Holder or the beneficial owner of any payment made in respect of any Note having any present or former connection with any Relevant Taxing Jurisdiction (including, without limitation, being a citizen or resident or national of, being or having been physically present in, incorporated in or carrying on a business in, or otherwise maintaining therein a permanent establishment), other than the mere acquisition, holding, enforcement or receipt of payment in respect of any Note (or such beneficial interest) or any Note Guarantee;

(ii)    any Taxes that are imposed, withheld or deducted by reason of the failure of the Holder or the beneficial owner of any payment made in respect of any Note, prior to the relevant date on which a payment under and with respect to the Note or any Note Guarantee is due and payable (the “Relevant Payment Date”) to comply with a written request addressed to the relevant Holder, sent at least 30 calendar days prior to the Relevant Payment Date, to provide accurate information with respect to any certification, identification, information or other reporting requirements concerning nationality, residence, identity or connection with the Relevant Taxing Jurisdiction, in each case which such Holder or beneficial owner is legally required to satisfy and entitled to provide, whether imposed by statute, treaty, regulation or administrative practice, in each such case by such Relevant Taxing Jurisdiction, compliance with which is a precondition to benefit from an applicable exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by such Relevant Taxing Jurisdiction (including, without limitation, a certification that such Holder or beneficial owner is not resident in the Relevant Taxing Jurisdiction);

(iii)     any estate, inheritance, gift, sales, transfer, excise Taxes imposed on a transfer of Notes, personal property or similar Taxes;

(iv)     any Tax that is payable other than by deduction or withholding from payments made under or with respect to any Note or any Note Guarantee;

(v)      any Tax which would not have been so imposed but for the presentation (where presentation is required in order to receive payment) by the Holder or beneficial owner of any payment made in respect of a Note for payment on a date more than 30 days after the relevant payment is first made available for payment to the Holder or beneficial owner, except to the extent that the Holder or beneficial owner would have been entitled to such Additional Amounts had the Note been presented on the last day of such 30-day period;

(vi)    any Taxes that are imposed pursuant to sections 1471 to 1474 of the Code, as of the Issue Date (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any regulations issued thereunder or any official interpretation thereof, any intergovernmental agreement entered into in connection with such sections of the Code, or any agreement entered into pursuant to section 1471(b)(1) of the Code;

(vii)   any Taxes that would not have been imposed but for the Holder of the Note being a fiduciary, a partnership, a limited liability company or a person other than the sole beneficial owner of such payment, to the extent that such payment would be required by the laws of a Relevant Taxing Jurisdiction to be included for tax purposes in the income of a beneficiary or settlor (with respect to the fiduciary), a member of that partnership, a holder of an interest in that limited liability company or a beneficial owner who would not have been entitled to such Additional Amounts had it been a Holder of the Note; or

(viii)   any Note presented (where the presentation is required) by or on behalf of a Holder of the Notes or a beneficial owner who would have been able to avoid such withholding or deduction by presenting such Note to another Paying Agent.

In addition, Additional Amounts will not be payable with respect to any Taxes that are imposed in respect of any combination of the items set forth in (i) through (ix) above.

(b)        The Issuer or the relevant Guarantor or any of their respective successors shall make or cause to be made such withholding or deduction of Taxes and remit the full amount of Taxes so deducted or withheld to the relevant taxing authority in accordance with all applicable laws.

(c)         The Issuer or the relevant Guarantor shall, upon request, make available to the Holders, within 30 days after the date on which the payment of any Taxes so deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Issuer or the relevant Guarantor, or if, notwithstanding the Issuer’s reasonable efforts to obtain such receipts, the same are not obtainable, other evidence reasonably satisfactory to the Trustee of such payment by the Issuer or the relevant Guarantor, as applicable.

(d)         At least 30 calendar days prior to each date on which any payment under, or with respect to, the Notes is due and payable, if the Issuer or a relevant Guarantor shall be obliged to pay Additional Amounts with respect to such payment (unless such obligation to pay Additional Amounts arises after the 30th day prior to the date on which payment under or with respect to the Notes is due and payable, in which case it shall be promptly thereafter), the Issuer or such Guarantor shall deliver to the Trustee an Officer’s Certificate stating that such Additional Amounts shall be payable, the amounts so payable and setting forth such other information as is necessary to enable the Trustee or the Paying Agent to pay such Additional Amounts to the Holders on the payment date. The Issuer shall promptly publish a notice in accordance with the provisions set forth in Section 11.01 stating that such Additional Amounts shall be payable and describing the obligation to pay such amounts and the amounts to be paid.

(e)         The Trustee will be entitled to rely solely on such Officer’s Certificate as conclusive proof that such payments are necessary and amounts payable. The Issuer or the applicable Guarantor shall provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of Additional Amounts.

(f)         In addition to the foregoing, the Issuer will also pay and indemnify the Holders and beneficial owners of the Notes for any present or future stamp duty, stamp duty reserve tax, issue, registration, transfer, court or documentary taxes, or any other excise or property taxes, charges or similar levies (including penalties, interest, additions to tax and other liabilities related thereto) that are levied by any Relevant Taxing Jurisdiction on the execution, delivery, registration or enforcement of any of the Notes or any Note Guarantee (other than on or in connection with a transfer of a Note that occurs after the initial sales thereof by the Initial Purchasers) or any other document or instrument referred to therein, or the receipt of any payments with respect thereto (limited, solely in the case of any such taxes attributable to the receipt of any payments with respect thereto, to any such taxes imposed in a Relevant Taxing Jurisdiction that are not excluded under clauses (i) through (iii) and (v) through (viii) of Section 4.05(a), or any combination thereof).

(g)         The foregoing provisions of this Section 4.05 shall survive any termination, defeasance or discharge of this Indenture and any transfer by a Holder or beneficial owner of its Notes and shall apply mutatis mutandis to any jurisdiction in which any successor Person to the Issuer or a Guarantor is incorporated, organized, engaged in business or resident for tax purposes and any jurisdiction from or through which payment under or with respect to the Note or Note Guarantee is made or deemed made and, in each case, any political subdivision or taxing authority or agency thereof or therein.

(h)        All references in this Indenture to any payment on the Notes or the Note Guarantees will, to the extent that Additional Amounts are payable in respect thereof, be deemed to include the payment of such Additional Amounts, save where the relevant provision of the Indenture already makes reference to the payment of Additional Amounts, with the intention that there is no double-counting.

Section 4.06     Additional Guarantors. (a) If:

(i)       the Issuer or any of its Subsidiaries acquires or creates another Wholly Owned Subsidiary after the Issue Date and such Wholly Owned Subsidiary guarantees any obligations of the Issuer under any Credit Agreement;

(ii)      any Wholly Owned Subsidiary that does not currently guarantee any obligations of the Issuer under a Credit Agreement subsequently guarantees any obligations of the Issuer under any Credit Agreement;

(iii)    there is no Indebtedness of the Issuer outstanding under either of the Credit Agreements at that time, any Wholly Owned Subsidiary (including any newly acquired or created Wholly Owned Subsidiary) guarantees any obligations with respect to any other Material Indebtedness of the Issuer or any Guarantor; or

(iv)     ASUSHI, Inc. and ASHUSA, Inc. are guarantors under any Credit Facility after June 30, 2021 then such newly acquired or created Wholly Owned Subsidiary or Wholly Owned Subsidiary that subsequently fully and unconditionally guarantees obligations under any Credit Agreement or other Material Indebtedness of the Issuer or any Guarantor, or ASUSHI, Inc. and ASHUSA, Inc. in the event of clause (iv) above, as the case may be, will provide a Note Guarantee and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the Trustee within 45 Business Days of the date on which it was acquired or created or guaranteed other Material Indebtedness of the Issuer or any Guarantor, or within 60 Business Days of June 30, 2021, in the event of clause (iv) above, as the case may be.

Section 4.07     Payment of Taxes and Other Claims. The Issuer shall pay and shall cause each of its Subsidiaries to pay, before the same shall become delinquent, all material taxes, assessments and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders or beneficial owners of the Notes.

Section 4.08     Reports to Holders. (a) So long as any Notes are outstanding, the Issuer will furnish to the Trustee:

(i)       within 120 days after the end of the Issuer’s fiscal year beginning with the fiscal year ended December 31, 2021, unless the Issuer is no longer required to file an annual report on Form 20-F with the Commission, its annual report on Form 20-F as filed with the Commission (or any successor document under applicable regulation) for such fiscal year with its audited consolidated financial statements, including statements of income and statements of cash flow of the Issuer and balance sheets prepared in accordance with IFRS, including appropriate footnotes to such financial statements as required under IFRS and the report of the independent auditors on such financial statements;

(ii)     within 150 days after the end of the Issuer’s fiscal year, if, and from the financial year following the date in which, the Issuer is no longer required to file an annual report on Form 20-F with the Commission, a report similar in scope to the last such report filed;

(iii)     within 60 days following the end of each of the first three fiscal quarters in each fiscal year of the Issuer beginning with the fiscal quarter ending June 30, 2021, quarterly consolidated condensed financial statements containing the Issuer’s unaudited condensed consolidated balance sheet as of the end of such quarter and unaudited condensed statements of income and cash flow for the most recent quarter year-to-date period ending on the unaudited condensed balance sheet date and the comparable prior period, together with condensed footnote disclosure and a management discussion on the Issuers results of operations for the periods presented; and

(iv)    reasonably promptly after the occurrence of any material acquisition, disposition or restructuring of the Issuer and its Subsidiaries, taken as a whole, or any senior executive officer changes at the Issuer or changes in auditors of the Issuer or other material event that the Issuer announces publicly, a report containing a description of such event (but only to the extent that such acquisition, disposition, restructuring, change or event would have been required to be publicly announced or disclosed by the Issuer with the Commission or the relevant stock exchange for so long as the Company is subject to such requirements).

(b)         Notwithstanding anything to the contrary contained herein, the timely filing, furnishing (after giving effect to any extension thereof) or publication by the Issuer of its quarterly, annual and current reports and consolidated financial statements on either the Commission’s EDGAR filing system or a publicly accessible website (including the Issuer’s website) will be deemed to satisfy the obligations of the Issuer under the covenant described under this Section 4.08, it being understood that the Trustee shall not be responsible for determining whether such filings have been made.

(c)        In addition, the Issuer and the Guarantors agree that, for so long as any Notes remain outstanding, at any time they are not required to file reports required by the preceding paragraphs with the Commission, the Issuer shall furnish to the Holders of the Notes and to prospective investors, upon the request of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act for so long as the Notes are not freely transferable under the Exchange Act by Persons who are not “affiliates” under the Securities Act.

(d)        Delivery of these reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s, the Guarantor’s or any other Person’s compliance with any of its covenants under the Indenture.

ARTICLE 5
CONSOLIDATION, MERGER OR SALE OF ASSETS

Section 5.01     Merger, Consolidation or Sale of Assets. (a) Neither the Issuer nor any of the Guarantors will, directly or indirectly: (i) consolidate or merge with or into another Person (whether or not the Issuer or the Guarantor is the surviving Person); or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Subsidiaries, taken as a whole, or a Guarantor and its Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:

(A)       either: (a) the Issuer or the applicable Guarantor, as the case may be, is the surviving Person; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer or the applicable Guarantor, as the case may be) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of any member state of the European Union, any member state of the Organization for Economic Co-operation and Development or any political subdivision of any of the foregoing;

(B)        the Person formed by or surviving any such consolidation or merger (if other than the Issuer or the applicable Guarantor, as the case may be) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Issuer or the applicable Guarantor, as the case may be, under the Notes and the Indenture (and Note Guarantee, if applicable) pursuant to a supplemental indenture or other documents and agreements reasonably satisfactory to the Trustee;

(C)         immediately after such transaction, no Default or Event of Default exists; and

(D)         the Issuer delivers to the Trustee an Officer’s Certificate and an opinion of counsel, in each case, stating that all conditions precedent to such transaction and the execution of such supplemental indenture (if any) have been satisfied and that such transaction and supplemental indenture (if any) comply with the Indenture.

(b)         In addition, neither the Issuer nor any Guarantor may, directly or indirectly, lease all of its and its respective Subsidiaries’ properties or assets, in one or more related transactions, to any other Person.

(c)        Clause (C) of Section 5.01(a) will not apply to: (a) any consolidation or merger of the Issuer or any Guarantor, as the case may be, with an Affiliate solely for the purpose of reforming the Issuer or the applicable Guarantor, as the case may be, in another jurisdiction or forming a direct or indirect holding company of the applicable Guarantor that is a Wholly Owned Subsidiary of the Issuer; and (2) any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among the Issuer and its Subsidiaries (other than the Guarantors and their Subsidiaries) or between or among any Guarantor and its Subsidiaries, in each case including by way of merger or consolidation.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01    Events of Default. (a) “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i)        default for 30 days in the payment when due of interest or Additional Amounts, if any, with respect to the Notes;

(ii)      default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes;

(iii)    failure by the Issuer or relevant Guarantor for 60 days after written notice to the Issuer by the Trustee or by the Holders of at least 30% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the agreements or covenants in this Indenture (other than a default in performance, or breach, of a covenant or agreement which is specifically dealt with in clause (i), (ii) or (iii) above);

(iv)    default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any Guarantor (or the payment of which is guaranteed by the Issuer or any Guarantor), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

(A)        is caused by a failure to pay principal, interest or premium, if any, of such Indebtedness at the Stated Maturity thereof prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(B)          results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, exceeds the Threshold Amount; provided that this clause (iv) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to a Person that is not an Affiliate of the Issuer;

(v)     failure by the Issuer or any Guarantor to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of the Threshold Amount (exclusive of any amounts that a solvent insurance company has acknowledged liability for), which judgments shall not have been discharged or waived and there shall have been a period of 60 consecutive days after such judgment became final and non-appealable;

(vi)    except as permitted by this Indenture (including with respect to any limitations), any Note Guarantee is held in any final non-appealable judicial to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any such Guarantor, or any Person acting on behalf of any such Guarantor, denies or disaffirms its obligations under its Note Guarantee;

(vii)    the entry by a court of competent jurisdiction of (A) a decree or order for relief in respect of the Issuer or any Guarantor in an involuntary case or proceeding under any applicable Bankruptcy Law or (B) a decree or order adjudging the Issuer or any Guarantor bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or any Guarantor under any applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer or any Guarantor or of any substantial part of their respective properties or ordering the winding up or liquidation of their affairs, and any such decree, order or appointment pursuant to any Bankruptcy Law for relief shall continue to be in effect, or any such other decree, appointment or order shall be unstayed and in effect, for a period of 60 consecutive days; or

(viii)  (A) the Issuer or any Guarantor (x) commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent or (y) consents to the filing of a petition, application, answer or consent seeking reorganization or relief under any applicable Bankruptcy Law, (B) the Issuer or any Guarantor consents to the entry of a decree or order for relief in respect of the Issuer or any Guarantor in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it or, (C) the Issuer or any Guarantor (x) consents to the appointment of, or taking possession by, a custodian, receiver, liquidator, administrator, supervisor, assignee, trustee, sequestrator or similar official of the Issuer or any Guarantor or of any substantial part of their respective properties, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due.

(b)         If a Default or an Event of Default occurs and is continuing and the Trustee has actual knowledge of such Default or Event of Default, the Trustee shall transmit to each Holder notice of the Default or Event of Default within 15 Business Days after its occurrence by registered or certified mail or facsimile transmission an Officer’s Certificate from the Issuer specifying such event, notice or other action, its status and what action the Issuer is taking or proposes to take with respect thereto. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, on the Notes or interest, if any, or Additional Amounts, if any, on any Note, the Trustee may withhold the notice to the Holders if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders. The Trustee shall not be deemed to have knowledge of a Default unless a Trust Officer has actual knowledge of such Default or written notice of such Default has been received by the Trustee at its Corporate Trust Office. The Issuer shall also notify the Trustee within 15 Business Days of the occurrence of any Event of Default.

Section 6.02     Acceleration.

(a)        In the case of an Event of Default arising under clauses (vii) and (viii) of Section 6.01(a), with respect to the Issuer and the Guarantors, all outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in aggregate principal amount of the then outstanding Notes (with a copy to the Trustee) may declare all the Notes to be due and payable immediately by notice in writing to the Issuer and the Trustee specifying the respective Event of Default and that it is a notice of acceleration.

(b)         In the event of a declaration of acceleration of the Notes because an Event of Default described in Section 6.01(a)(iv) above has occurred and is continuing, the right to declare an acceleration of the Notes shall be automatically annulled if the Payment Default or other default triggering such Event of Default pursuant to Section 6.01(a)(iv) shall be remedied or cured, or waived by the holders of the Indebtedness, or the Indebtedness that gave rise to such Event of Default shall have been discharged in full, in each case, prior to any declaration of acceleration of the Notes with respect to such Payment Default or other default triggering such Event of Default pursuant to Section 6.01(a)(iv); provided that (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

(c)         If a Default occurs for a failure to report or deliver a required certificate in connection with another default (an “Initial Default”) then at the time such Initial Default is cured, such Default for a failure to report or deliver a required certificate in connection with the Initial Default will also be cured without any further action and any Default or Event of Default for the failure to comply with the time periods prescribed under Section 4.08 or otherwise to deliver any notice or certificate pursuant to any other provision of the Indenture will be deemed to be cured upon the delivery of any such report required by such covenant or notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in the Indenture.

Section 6.03     Other Remedies. If an Event of Default occurs and is continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights or at the direction of the Holders as provided herein, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation, properly incurred expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 6.04    Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of the Holders of all outstanding Notes, waive any past default hereunder and its consequences, except a continuing default in the payment of the principal of, premium, if any, Additional Amounts or interest on any Note held by a non-consenting Holder.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.  For the avoidance of doubt, the Trustee shall be entitled to its rights and benefits under this Indenture for actions in respect of Defaults or Events of Default that are subsequently cured or annulled; provided that the Trustee’s conduct is otherwise in accordance with the provisions of this Indenture and does not constitute willful misconduct or gross negligence.

Section 6.05     Control by Majority. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or Additional Amounts or premium, if any.

Section 6.06     Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(a)          such Holder has previously given the Trustee notice that an Event of Default is continuing;

(b)          Holders of at least 30% in aggregate principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(c)         such Holders have offered the Trustee, and if requested the Trustee has received, security and/or indemnity satisfactory to it (including by way of pre-funding) in its sole discretion, against any loss, liability or expense (including reasonable attorneys’ fees);

(d)          the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security and/or indemnity; and

(e)         Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

The limitations in the foregoing provisions of this Section 6.06, however, do not apply to a suit instituted by a Holder for the enforcement of the payment of the principal of, premium, if any, Additional Amounts, if any, or interest, if any, on such Note on or after the respective due dates expressed in such Note.

A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over another Holder.

Section 6.07    Unconditional Right of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, Additional Amounts, if any, and interest, if any, on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08     Collection Suit by Trustee. The Issuer covenants that if default is made in the payment of:

(a)          any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(b)          the principal of (or premium, if any, on) any Note at the Maturity thereof,

the Issuer shall, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any), Additional Amounts, if any and interest, and interest on any overdue principal (and premium, if any) and Additional Amounts, if any, and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the amounts provided for in Section 7.05 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

(c)         If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon the Notes, wherever situated.

Section 6.09     Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.05) and the Holders allowed in any judicial proceedings relative to the Issuer or any Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders at their direction in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.05.

Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10    Application of Money Collected. If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

FIRST:
to the Trustee and the Agents for the payment of all amounts due under this Indenture including payment of all compensation, disbursements, expenses and liabilities incurred, and all advances made, by the Trustee and the Agents (as the case may be) and their agents, and the costs and expenses of collection;

SECOND:
to Holders for amounts due and unpaid on the Notes for principal of, premium, if any, interest, if any, and Additional Amounts, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest, if any, and Additional Amounts, if any, respectively; and

THIRD:	to the Issuer, any Guarantor or any other obligors of the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Issuer shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

Section 6.11     Undertaking for Costs. A court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in the suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes or to any suit by any Holder pursuant to Section 6.07.

Section 6.12    Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, any Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.13    Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.14     Delay or Omission not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.15     Record Date. The Issuer may set a record date for purposes of determining the identity of Holders entitled to vote or to consent to any action by vote or consent authorized or permitted by Sections 6.04 and 6.05. Unless this Indenture provides otherwise, such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 2.05 prior to such solicitation.

Section 6.16    Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7
TRUSTEE

Section 7.01     Duties of Trustee. (a) If an Event of Default has occurred and is continuing of which a Trust Officer of the Trustee has received a written notice, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;

(b)         except during the continuance of an Event of Default of which a Trust Officer of the Trustee has received a written notice: (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of gross negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. In the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine same to determine whether they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein) and shall be entitled to seek advice from legal counsel in relation thereto;

(c)          the Trustee shall not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i)       this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii)     the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(iii)     the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.02, 6.04 or 6.05;

(d)          the Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law;

(e)         no provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur financial or personal liability in the performance of any of its duties or in the exercise of any of its rights or powers, including in taking any action at the request of directions of the Holders, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity or security against such risk, liability, loss, fee or expense is not reasonably assured to it or it does not receive indemnity or security satisfactory to it in its discretion against any loss, liability or expenses which might be incurred by it in compliance with such request or direction;

(f)         every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01; and

(g)        The Trustee shall not be deemed to have notice or any knowledge of any matter (including without limitation Defaults or Events of Default) unless a Trust Officer assigned to and working in the Trustee’s trust and agency department has received a written notice and such notice clearly references the Notes, the Issuer or this Indenture.

Section 7.02     Certain Rights of Trustee. (a) Subject to Section 7.01:

(i)       the Trustee may rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact, calculation or matter stated in the document (regardless of whether any such document is subject to any monetary or other limit);

(ii)      before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both, which shall conform to Section 11.03. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion. The Trustee need not investigate any fact or matter stated in the document (regardless of whether any such document is subject to any monetary or other limit). The Trustee may consult with counsel or other professional advisors and their advice shall be full and complete authorization and protection from liability in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

(iii)    the Trustee may act through its attorneys, custodians, nominees and agents and shall not be responsible for the misconduct or negligence of any attorney, custodian, nominee or agent appointed with due care by it hereunder;

(iv)     the Trustee shall be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee, and if requested the Trustee has received, indemnity and/or security satisfactory to it (including by way of pre-funding) in its sole discretion against any loss, liability or expense (including reasonable attorneys’ fees);

(v)      the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers, provided that the Trustee’s conduct does not constitute gross negligence or willful misconduct;

(vi)    whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may rely upon an Officer’s Certificate; and

(vii)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer personally or by agent or attorney.

(b)         The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of the individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(c)          Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer or a member of the Issuer’s Board of Directors.

(d)         The Trustee shall have no duty to inquire as to the performance of the covenants of the Issuer or Guarantor in Article Four and, absent receipt of a written notice, shall assume due compliance by them of the covenants contained in this Indenture. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default. Delivery of reports, information and documents to the Trustee under Section 4.08 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(e)       The Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or under applicable law or regulation with respect to any transfer, exchange, redemption, purchase or repurchase, as applicable, of any interest in any Notes.

(f)          The rights, privileges, indemnities, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified and/or secured to its satisfaction, are extended to, and shall be enforceable by the Trustee, in each of its capacities hereunder and by each agent (including the Agents), custodian and other Person employed to act hereunder. Absent willful misconduct or gross negligence, neither the Trustee nor any Agent shall be liable for acting in good faith on instructions believed by it to be genuine and from the proper party.

(g)        In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders, each representing less than a majority in aggregate principal amount of the Notes then outstanding, pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, will be taken and shall not incur any liability for its failure to act until such inconsistency or conflict is, in its reasonable opinion, resolved.

(h)        The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; disaster; wars; civil or military disturbances; civil unrest; terrorism; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or the unavailability of the Federal Reserve Bank wire, facsimile or other wire or communications service or facility; accidents; labor disputes; acts of civil or military authority or governmental actions, it being understood that the Trustee shall use its reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(i)          The Trustee is not required to give any bond or surety with respect to the performance or its duties or the exercise of its powers under this Indenture or the Notes.

(j)          The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

(k)         The Trustee will not be liable to any person if prevented or delayed in performing any of its obligations or discretionary functions under this Indenture by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any circumstances beyond its control.

(l)          The Trustee shall not under any circumstances be liable or responsible for any special, indirect, punitive or consequential loss or damages (including loss of business, goodwill, opportunity or profit of any kind) of the Issuer or any other Person (or, in each case, any successor thereto), even if advised of it in advance and even if foreseeable regardless of the form of action.

(m)         No provision of this Indenture shall require the Trustee to do anything which, in its opinion, may be illegal or contrary to applicable law or regulation and may without liability do anything which is, in its reasonable opinion, based on the advice of counsel, necessary to comply with any such law, directive or regulation.  The Trustee will not be liable to the Holders if prevented or delayed in performing any of its obligations or discretionary functions under this Indenture by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any circumstances beyond its control.

Section 7.03    Individual Rights of Trustee. The Trustee, any Paying Agent, any Registrar or any other agent of the Issuer or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

Section 7.04     Trustee’s Disclaimer. The recitals contained herein and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Issuer of Notes or the proceeds thereof.

Section 7.05     Compensation and Indemnity. The Issuer shall pay to the Trustee and the Agents such compensation as shall be agreed in writing for its services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee and the Agents upon request for all properly incurred out-of-pocket expenses, disbursements and advances incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the properly incurred compensation and out-of-pocket expenses of the Trustee’s agents and counsel.  In the event of the occurrence of an Event of Default, where the Trustee reasonably considers it expedient or necessary or is being requested by the Issuer, in each case, to undertake duties which the Trustee and Issuer reasonably believe to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee, the Issuer shall pay to the Trustee such additional remuneration for such duties as may be agreed between them.

The Issuer shall indemnify and hold harmless the Trustee, the Agents and their respective officers, directors, employees and agents, against any and all loss, liability, cost, claim, damage or expense (including attorneys’ fees and expenses) incurred by it without willful misconduct or gross negligence on its part as determined in a final non-appealable judgment by a court of competent jurisdiction arising out of or in connection with the administration of this trust and the performance of its duties hereunder (including the costs and expenses of defending itself against any claim, whether asserted by the Issuer, any Holder or any other Person). The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee and the Agents to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee shall cooperate in such defense. The Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent may not be unreasonably withheld. The Issuer shall not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or gross negligence.

To secure the Issuer’s payment obligations in this Section 7.05, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, and interest on particular Notes.

When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(a)(vii) or (viii) with respect to the Issuer or any Guarantor, the expenses are intended to constitute expenses of administration under Bankruptcy Law.

The Issuer’s obligations under this Section 7.05 and any claim arising hereunder shall survive the resignation or removal of any Trustee or Agent, the satisfaction and discharge of the Issuer’s obligations pursuant to Article Eight and any rejection or termination under any Bankruptcy Law, and the termination of this Indenture.

Pursuant to Section 10.1, the obligations of the Issuer hereunder are jointly and severally guaranteed by the Guarantors.

Section 7.06    Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.06.

The Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in outstanding principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer. The Issuer shall remove the Trustee if:

(a)	the Trustee fails to comply with Section 7.08;

(b)	the Trustee is adjudged bankrupt or insolvent;

(c)	a receiver or other public officer takes charge of the Trustee or its property; or

(d)	the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.06 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of a majority in principal amount of the outstanding Notes may, at the expense of the Issuer, petition any court of competent jurisdiction for the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. Upon payment of all amounts owed to the retiring Trustee under this Indenture, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee.  The Trustee will have no responsibility or liability for the action or inaction of a successor trustee.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 25% in outstanding principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer.

If the Trustee fails to comply with Section 7.08, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.06, the Issuer’s obligations under Section 7.05 shall continue for the benefit of the retiring Trustee.

Section 7.07    Successor Trustee by Merger. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article Seven, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.08     Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of England and Wales, or the United States of America or of any state thereof, that is authorized under such laws to exercise corporate trustee power and that is a corporation which is generally recognized as a corporation which customarily performs such corporate trustee roles and provides such corporate trustee services in transactions similar in nature to the offering of the Notes as described in the Offering Memorandum. No obligor upon the Notes or Person directly controlling, controlled by, or under common control with such obligor shall serve as trustee upon the Notes.

Section 7.09     Appointment of Co-Trustee. (a) It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement thereof on default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an individual or institution as a separate or co-trustee. The following provisions of this Section 7.09 are adopted to these ends.

(b)         In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and only to the extent that the Trustee by the laws of any jurisdiction is incapable of exercising such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

(c)        Should any instrument in writing from the Issuer be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer; provided, however, that if an Event of Default shall have occurred and be continuing, if the Issuer does not execute any such instrument within 15 days after request therefor, the Trustee shall be empowered as an attorney-in-fact for the Issuer to execute any such instrument in the Issuer’s name and stead. In case any separate or co-trustee or a successor to either shall die, become incapable or acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate or co-trustee.

(d)          Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)       all rights and powers, conferred or imposed upon the Trustee shall be conferred or imposed upon and may be exercised or performed by such separate trustee or co-trustee; and

(ii)      no trustee hereunder shall be personally or financially liable by reason of any act or omission of any other trustee hereunder.

(e)         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article Seven.

(f)          Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successors trustee.

Section 7.10     Agents. (a) Any Agent may resign and be discharged from its duties under this Indenture at any time by giving 30 days’ prior written notice of such resignation to the Trustee and the Issuer. The Trustee or Issuer may remove any Agent at any time by giving 30 days’ prior written notice to any Agent. Upon such notice, a successor Agent shall be appointed by the Issuer, who shall provide written notice of such to the Trustee. Such successor Agent shall become the Agent hereunder upon the resignation or removal date specified in such notice. If the Issuer is unable to replace the resigning Agent within 30 days after such notice, the Agent may, in its sole discretion, deliver any funds then held hereunder in its possession to the Trustee or may apply to a court of competent jurisdiction for the appointment of a successor Agent or for other appropriate relief. The costs and expenses (including its counsels’ fees and expenses) incurred by the Agent in connection with such proceeding shall be paid by the Issuer. Upon receipt of the identity of the successor Agent, the Agent shall deliver any funds then held hereunder to the successor Agent, less the Agent’s fees, costs and expenses or other obligations owed to the Agent. Upon its resignation and delivery any funds, the Agent shall be discharged of and from any and all further obligations arising in connection with this Indenture, but shall continue to enjoy the benefit of Section 7.05.

(b)        The rights, powers, duties and obligations and actions of each Agent under this Indenture are several and not joint or joint and several, Each Agent shall only be obligated to perform the duties set forth in this Indenture and the Notes and shall have no implied duties.

(c)          The Issuer and the Agents acknowledge and agree that in the event of a Default or Event of Default, the Trustee may, by notice in writing to each of the Issuer and the Agents, require that the Agents act as agents of, and take instructions exclusively from, the Trustee.  Until they have received such written notice from the Trustee, the Agents shall act solely as agents of the Issuer and need have no concerns for the interest of the Holders.

(d)         Moneys held by Agents need not be segregated from other funds except to the extent required by law. The Agents hold all funds as banker subject to the terms of this Indenture and as a result, such money will not be held in accordance with the rules established by the UK Financial Conduct Authority in the UK Financial Conduct Authority’s Handbook of rules and guidance from time to time in relation to client money.

(e)        Any obligation the Agents may have to publish a notice to Holders of Global Notes on behalf of the Issuer will have been met upon delivery of the notice to the Depositary.

(f)          The Issuer shall provide the Agents with a certified list of authorized signatories within a reasonable time following a request for such list by an Agent.

(g)         The Agents shall act solely as agents of the Issuer and shall have no fiduciary or other obligation towards, or have any relationship of agency or trust, for or with any person other than the Issuer, except as expressly stated elsewhere in this Indenture.

(h)          In the event that instructions given to any Agent are not reasonably clear or are conflicting or equivocal, then such Agent shall be entitled to seek clarification from the Issuer or other party entitled to give the Agents instructions under this Indenture by written request promptly and in any event within two Business Days upon receipt by such Agent of such instructions. If an Agent has sought clarification or resolution in accordance with this Section 7.10, then such Agent shall be entitled to take no action until such clarification is provided to its reasonable satisfaction, and shall not incur any liability for not taking any action pending receipt of such clarification or resolution.

(i)         No Agent shall be required to make any payment of the principal, interest or other amount payable pursuant to this Indenture unless and until it has received the full amount to be paid in accordance with the terms of this Indenture. To the extent that an Agent has made such payment with the prior written consent of the Issuer and for which it did not receive the full amount, the Issuer shall reimburse the Agent the full amount of any shortfall. The Agents shall have no obligation to act or to take any action if they believe they will incur costs, expenses or liabilities for which they will not be reimbursed.

(j)         Notwithstanding any other provision of this Indenture, each Agent shall be entitled to make a deduction or withholding from any payment which it makes under the Notes for or on account of any Tax, if and only to the extent so required by Applicable Law, in which event the Agent shall make such payment after such deduction or withholding has been made and shall account to the relevant Governmental Authority within the time allowed for the amount so deducted or withheld or, at its option, shall reasonably promptly after making such payment return to the Issuer the amount so deducted or withheld, in which case, the Issuer shall so account to the relevant Governmental Authority for such amount.

Section 7.11    USA Patriot Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States, the Agents are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Agents. Accordingly, each of the parties agree to provide to the Agents, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Agents to comply with Applicable Laws.

Section 7.12     Force Majeure. The Trustee and the Agents shall not be responsible or liable for any failure or delay in the performance of their obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond their reasonable control, including without limitation, acts of God; earthquakes; fires; floods; disaster; wars; civil or military disturbances; civil unrest; terrorism; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or the unavailability of the Federal Reserve Bank wire, facsimile or other wire or communications service or facility; accidents; labor disputes; acts of civil or military authority or governmental actions.

ARTICLE 8
DEFEASANCE; SATISFACTION AND DISCHARGE

Section 8.01    Issuer’s Option to Effect Defeasance or Covenant Defeasance. The Issuer may, at its option and at any time prior to the Stated Maturity of the Notes, elect to have either Section 8.02 or Section 8.03 be applied to all outstanding Notes and all obligations of any Guarantor discharged with respect to its Note Guarantee upon compliance with the conditions set forth below in this Article Eight.

Section 8.02    Defeasance and Discharge. Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer and the Guarantors shall be deemed to have been discharged from their obligations with respect to the Notes on the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “legal defeasance”). For this purpose, such legal defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and all obligations of any Guarantor discharged with respect to the Note Guarantee and to have satisfied all its other obligations under the Notes and this Indenture (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of the outstanding Notes to receive payments in respect of the principal of, premium, if any, any Additional Amounts and accrued and unpaid interest on, such Notes when such payments are due from the trust account referred to below; (b) the Issuer’s obligations to issue temporary Notes, register, transfer or exchange any Notes, replace mutilated, destroyed, lost or stolen Notes, maintain an office or agency for payments in respect of the Notes and segregate and hold such payments in trust; (c) the rights, powers, trusts, duties and immunities and indemnifications of the Trustee and the other Agents and the obligations of the Issuer and the Guarantors in connection therewith; and (d) this Section 8.02 and Sections 8.01, 8.04 and 8.06. Subject to compliance with this Article Eight, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 below with respect to the Notes. If the Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default.

Section 8.03     Covenant Defeasance. Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuer and the Guarantors shall be released with respect to their obligations under any covenant contained in Sections 4.03 through Section 4.04, 4.06, 4.07, 4.08 and Section 5.01 with respect to the Notes on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”). For this purpose, such covenant defeasance means that the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

Section 8.04     Conditions to Defeasance. (a) In order to exercise either legal defeasance or covenant defeasance:

(i)       the Issuer must irrevocably deposit or cause to be deposited in trust with the Trustee (or such other entity designated by it for this purpose), for the benefit of the Holders of the Notes, cash in U.S. dollars, U.S. Government Securities, or a combination thereof, in each case matching the currency of the Notes, in such amounts as shall be sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay and discharge the principal of, premium, if any, Additional Amounts and interest, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must: (x) specify whether the Notes are being defeased to maturity or to a particular redemption date; and (y) if applicable, have delivered to the Trustee an irrevocable notice to redeem all of the outstanding Notes;

(ii)     in the case of an election under Section 8.02, the Issuer must have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee stating that: (x) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling; or (y) since the Issue Date, there has been a change in applicable U.S. federal income tax law, in either case to the effect that (and based thereon such opinion shall confirm that) the beneficial owners of the outstanding Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii)     in the case of an election under Section 8.03, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee to the effect that the beneficial owners of the outstanding Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv)    no Default or Event of Default with respect to the Notes has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of liens in connection therewith);

(v)     such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(vi)     the Issuer must have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of the Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or other creditors, or removing assets beyond the reach of the relevant creditors or increasing debts of the Issuer to the detriment of the relevant creditors; and

(vii)    the Issuer must have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to Section 8.02 or Section 8.03, as the case may be, have been complied with.

(b)         If the funds deposited with the Trustee to effect the option under Section 8.03 are insufficient to pay the principal of, premium, if any, any Additional Amounts and interest on the Notes when due because of any acceleration occurring after an Event of Default, then the Issuer and the Guarantors shall remain liable for such payments.

Section 8.05     Satisfaction and Discharge of Indenture. This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes and any indemnities as expressly provided for in this Indenture) when:

(a)         the Issuer has irrevocably deposited or caused to be deposited with the Trustee or the Paying Agent (or such other entity designated by it for this purpose) as funds on trust for such purpose an amount in U.S. dollars, U.S. Government Securities or a combination thereof sufficient to pay and discharge the entire Indebtedness on such Notes that have not, prior to such time, been delivered to the Trustee for cancellation, for principal of, premium, if any, and any Additional Amounts and accrued and unpaid interest on the Notes to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or redemption date, as the case may be, and the Issuer has delivered irrevocable instructions to the Trustee and the Paying Agent under this Indenture to apply the deposited money toward the payment of Notes at Stated Maturity or on the redemption date, as the case may be and either:

(i)      all of the Notes that have been authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or paid and Notes for which payment money has been deposited on trust or segregated and held on trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust as provided for in this Indenture) have been delivered to the Trustee for cancellation; or

(ii)      all Notes that have not been delivered to the Trustee for cancellation: (x) have become due and payable (by reason of the transmittal of a notice of redemption or otherwise); (y) shall become due and payable within one year of Stated Maturity; or (z) are to be called for redemption within one year of the proposed discharge date under arrangements satisfactory to the Trustee for the giving of notice of redemption by or on behalf of the Issuer;

(b)          the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(c)          the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided in this Indenture relating to the satisfaction and discharge of this Indenture have been satisfied.

Section 8.06    Survival of Certain Obligations. Notwithstanding Section 8.01, any obligations of the Issuer in Sections 2.02 through 2.14, 6.07, 7.06, 7.07 and 8.07 through 8.09 shall survive until the Notes have been paid in full. Thereafter, any obligations of the Issuer and the Guarantors in Sections 7.06, 8.07 and 8.08 shall survive such satisfaction and discharge. Nothing contained in this Article Eight shall abrogate any of the obligations or duties of the Trustee under this Indenture.

Section 8.07    Acknowledgment of Discharge by Trustee. Subject to Section 8.09, after the conditions of Section 8.02 or 8.03 have been satisfied, the Trustee upon written request shall acknowledge in writing the discharge of all of the Issuer’s obligations under this Indenture except for those surviving obligations specified in this Article Eight.

Section 8.08     Application of Trust Money. Subject to Section 8.09, the Trustee shall hold in trust cash in U.S. dollars or U.S. Government Securities deposited with it pursuant to this Article Eight. It shall apply the deposited cash or U.S. Government Securities through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, interest, and Additional Amounts, if any, on the Notes; but such money need not be segregated from other funds except to the extent required by law.

Section 8.09     Repayment to Issuer. Subject to Sections 7.06 and 8.01 through 8.04, the Trustee and the Paying Agent shall promptly pay to the Issuer upon request set forth in an Officer’s Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal, premium, if any, interest or Additional Amounts, if any, that remains unclaimed for two years. After payment to the Issuer, Holders entitled to such money must look to the Issuer for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

Section 8.10     Indemnity for Government Securities. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Securities or the principal, premium, if any, interest, if any, and Additional Amounts, if any, received on such U.S. Government Securities.

Section 8.11     Reinstatement. If the Trustee or Paying Agent is unable to apply cash in U.S. dollars or U.S. Government Securities in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and the Guarantors’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or any such Paying Agent is permitted to apply all such cash or U.S. Government Securities in accordance with this Article Eight; provided, however, that, if the Issuer has made any payment of principal of, premium, if any, interest, if any, and Additional Amounts, if any, on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash in U.S. dollars or U.S. Government Securities held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENTS AND WAIVERS

Section 9.01     Without Consent of Holders. (a) Without the consent of any Holder of the Notes, the Issuer, the Guarantors and the Trustee may modify, amend or supplement this Indenture:

(i)       to evidence the succession of another Person to the Issuer or a Guarantor and the assumption by any such successor of the covenants in this Indenture and in the Notes or in respect of a Guarantor’s Note Guarantee in accordance with Article Five of this Indenture;

(ii)      to add to the Issuer’s covenants and those of any Guarantor or any other obligor in respect of the Notes for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Issuer or any Guarantor or any other obligor in respect of the Notes, as applicable, in this Indenture, the Notes or any Note Guarantee or that does not adversely affect the legal rights under this Indenture of any such Holder in any material respect;

(iii)     to cure any ambiguity, mistake or defect or to correct or supplement any provision in this Indenture, the Notes or any Note Guarantee that may be defective or inconsistent with any other provision in this Indenture, the Notes or any Note Guarantee or make any other provisions with respect to matters or questions arising under this Indenture, the Notes or any Note Guarantee; provided, such actions shall not adversely affect the interests of the Holders;

(iv)     to conform the text of this Indenture, the Notes or any Note Guarantee to any provision of the “Description of the Notes” section of the Offering Memorandum to the extent that such provision of the “Description of the Notes” section of the Offering Memorandum was intended to be a verbatim recitation of a provision of this Indenture, the Notes or any Note Guarantee;

(v)      to release any Guarantor in accordance with (and if permitted by) the terms of this Indenture;

(vi)     to allow any Guarantor to execute a supplemental indenture and/or Note Guarantee;

(vii)    to evidence and provide the acceptance of the appointment of a successor Trustee under this Indenture;

(viii)   to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders of the Notes as security for the payment and performance of the Issuer’s and any Guarantor’s obligations under this Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to this Indenture or otherwise;

(ix)     to provide for uncertificated Notes in addition to or in place of certificated Notes (provided, that such uncertificated notes are in registered form for U.S. federal income tax purposes); or

(x)      to provide for the issuance of Additional Notes in accordance with and if permitted by the terms of and limitations set forth in this Indenture.

The Issuer shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel regarding the foregoing.

Section 9.02     With Consent of Holders. (a) With the consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, the Issuer, the Guarantors and the Trustee are permitted to (i) amend or supplement this Indenture (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes) and (ii) subject to the provisions described under Section 6.01, waive (x) any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, Additional Amounts, if any, premium, if any, or interest on, any Notes, except a payment default resulting from an acceleration that has been rescinded) and (y) compliance with any provision of the Indenture, the Notes or the Note Guarantee (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes); provided that, without the consent of each Holder of the Notes affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(i)       reduce the principal amount of Notes whose Holders must consent to any amendment, supplement or waiver of provisions of the Indenture;

(ii)     reduce the principal of or change the Stated Maturity of any Note or alter the provisions with respect to the redemption or repurchase of the Notes except as provided under Section 4.04;

(iii)     reduce the rate of or change the time for payment of interest on any Note;;

(iv)     make any such Note payable in currency other than stated in such Note;

(v)      make any change to the provisions of Section 4.05 hereof in any manner that would result in a reduction of the Issuer’s obligation to pay Additional Amounts or any indemnity amount for Taxes;

(vi)     make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or interest or premium on such Notes;

(vii)    waive a redemption or repurchase payment with respect to any such Note (other than a payment required under Section 4.04); or

(viii)   make any change in the preceding amendment and waiver provisions.

The consent of the Holders is not necessary to approve the particular form of any proposed amendment, modification, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, modification, supplement or waiver.

Section 9.03     Reliance by Trustee. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Trustee shall receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.04     Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.05     Notation on or Exchange of Notes. If an amendment, modification or supplement changes the terms of a Note, the Issuer or Trustee may require the Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note and on any Note subsequently authenticated regarding the changed terms and return it to the Holder. Alternatively, if the Issuer so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, modification or supplement.

Section 9.06     Payment for Consent. None of the Issuer, the Guarantors nor any Affiliate of the Issuer or the Guarantors shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver, amendment, modification or supplement of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend, modify or supplement in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Section 9.07     Notice of Amendment or Waiver. Promptly after the execution by the Issuer and the Trustee of any supplemental indenture or waiver pursuant to the provisions of Section 9.02, the Issuer shall give notice thereof to the Holders of each outstanding Note affected, in the manner provided for in Section 11.01(b), setting forth in general terms the substance of such supplemental indenture or waiver.

ARTICLE 10
GUARANTEES1

Section 10.01   Note Guarantees. (a) The Guarantors hereby jointly, severally and irrevocably guarantee to each Holder and to the Trustee and its successors and assigns on behalf of each Holder, the due and punctual payment of all amounts payable under the Notes, including principal, premium, if any, and interest payable, if any, and Additional Amounts, if any, on, and all other monetary obligations of the Issuer under this Indenture and the Notes (including obligations to the Trustee and the obligations to pay interest on the overdue principal of, premium, if any, interest, if any and Additional Amounts, if any) with respect to each Note authenticated and delivered by the Trustee or its agent pursuant to and in accordance with this Indenture, in accordance with the terms of this Indenture (all the foregoing being hereinafter collectively called the “Obligations”). The Guarantors further agree that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantors and that the Guarantors shall remain bound under this Article Ten notwithstanding any extension or renewal of any Obligation. All payments under such Note Guarantees shall be made in U.S. dollars.

(b)         The Guarantors hereby agree that their obligations hereunder shall be as if they were principal debtors and not merely surety, unaffected by, and irrespective of, any validity, irregularity or enforceability of any Note or this Indenture, any failure to enforce the provisions of any Note or this Indenture, any waiver, modification or indulgence granted to the Issuer with respect thereto by the Holders or the Trustee, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor (except payment in full); provided, however, that, notwithstanding the foregoing, no such waiver, modification, indulgence or circumstance shall without the written consent of the Guarantors increase the principal amount of a Note or the interest rate thereon or change the currency of payment with respect to any Note, or alter the Stated Maturity thereof. The Guarantors hereby waive diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require that the Trustee pursue or exhaust its legal or equitable remedies against the Issuer prior to exercising its rights under the Note Guarantees (including, for the avoidance of doubt, any right which the Guarantors may have to require the seizure and sale of the assets of the Issuer to satisfy the outstanding principal of, interest on or any other amount payable under each Note prior to recourse against the Guarantors or their assets), protest or notice with respect to any Note or the Debt evidenced thereby and all demands whatsoever, and covenants that the Note Guarantees shall not be discharged with respect to any Note except by payment in full of the principal thereof and interest thereon or as otherwise provided in this Indenture, including Section 10.03. If at any time any payment of principal, premium, if any, interest, if any, or Additional Amounts, if any, on such Note is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuer, the Guarantors’ obligations hereunder with respect to such payment shall be reinstated as of the date of such rescission, restoration or returns as though such payment had become due but had not been made at such times.

1 NTD: Limitation on Guarantees language to come from local counsel.

Section 10.02   Subrogation.

(a)          Each Guarantor shall be subrogated to all rights of the Holders against the Issuer in respect of any amounts paid to such Holders by such Guarantor.

(b)         Each Guarantor agrees that they shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations. The Guarantors further agree that, as between them, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Section 6.02 for the purposes of its Note Guarantees herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Section 6.02, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purposes of this Section 10.02.

Section 10.03   Limitation of Note Guarantees. The obligations of each Guarantor under its Note Guarantee shall be limited to an amount not to exceed the maximum amount that can be guaranteed by such Guarantor by law or without resulting in its obligations under its Note Guarantee being voidable or unenforceable under applicable laws relating to fraudulent transfer, or under similar laws affecting the rights of creditors generally. Each Guarantor that makes a payment or distribution under its Note Guarantee shall be entitled to contribution from any other Guarantor.

If a Subsidiary of the Issuer that is a guarantor of Issuer Indebtedness is prohibited or restricted under laws generally applicable to persons of the same legal form as it from becoming a Guarantor, but such prohibition or restriction could be avoided by the inclusion of limitations in the Note Guarantee to be given by it, such Subsidiary of the Issuer shall become a Guarantor, provided that its Note Guarantee shall incorporate and shall be given subject to such limitations.

If, as a result of a change in law taking effect after the Issue Date (in respect of original Guarantors) or the date on which a Subsidiary became a Guarantor (in respect of new Guarantors), the guarantee of a Guarantor becomes prohibited or restricted under laws generally applicable to persons of the same legal form as it from continuing to be a Guarantor, but such prohibition or restriction could be avoided by the inclusion of limitations in the Note Guarantee given by it, the Note Guarantee of such Guarantor shall be deemed to incorporate the applicable limitations as of the date such change in law comes into effect, and the Issuer shall procure that the Note Guarantee of such Guarantor is amended within 30 days of the Issuer becoming aware of any such prohibition or restriction to reflect such limitations.

In the circumstances described above, the limitations applicable to such Note Guarantee shall be the minimum limitations required under relevant laws in order that the prohibition or restriction be avoided.

Section 10.04   Notation Not Required. Neither the Issuer, the Trustee, the Registrar nor any Guarantor shall be required to make a notation on the Notes to reflect any Note Guarantees or any release, termination or discharge thereof. The Issuer shall provide notice of any release of a Note Guarantee to the Holders of the Notes in accordance with Section 11.01(b) hereof.

Section 10.05  Successors and Assigns. This Article Ten shall be binding upon the Guarantors and each of their successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assigns, all subject to the terms and conditions of this Indenture.

Section 10.06   No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article Ten shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and are not exclusive of any other rights, remedies or benefits which either may have under this Article Ten at law, in equity, by statute or otherwise.

Section 10.07   Modification. No modification, amendment or waiver of any provision of this Article Ten, nor the consent to any departure by the Guarantors therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Guarantors in any case shall entitle the Guarantors to any other or further notice or demand in the same, similar or other circumstance.

Section 10.08   Maintenance of Note Guarantees. Unless all Guarantors have previously been released from their Note Guarantees in accordance with Section 10.09, following the occurrence of a Rating Release Event, the Issuer shall procure that: (i) each of its Subsidiaries that is a guarantor of Issuer Indebtedness on the Issue Date is (and, until released in accordance with this Indenture, shall continue to be) an original Guarantor; and (ii) each of its Subsidiaries that becomes a guarantor of Issuer Indebtedness after the Issue Date becomes (and, until released in accordance with this Indenture, shall continue to be) a Guarantor within 30 days of becoming a guarantor of Issuer Indebtedness (except that Subsidiaries of the Issuer that are or become prohibited or restricted from providing a guarantee with respect to the Notes under laws generally applicable to persons of the same legal form as such Subsidiaries shall not be required to become or continue to be Guarantors; provided that if such prohibition or restriction is removed, the Issuer shall, within 30 days thereof, cause that Subsidiary to become a Guarantor).

Section 10.09   Release of Note Guarantees. A Note Guarantee of the relevant Guarantor shall be automatically and unconditionally released (and thereupon shall terminate and be discharged and be of no further force and effect) in each of the following circumstances described below.

(a)          If: (i) a Release Event has occurred with respect to such Guarantor; and (ii) (other than with respect to a Release Event of the type referred to in paragraph (b) or (d) of the definition thereof) no Event of Default has occurred and is continuing, the relevant Guarantor shall, subject to Section 10.03, be released from its obligations under its Note Guarantee.

(b)         Upon the sale , conveyance, transfer or other disposition (including through merger, consolidation, amalgamation or other combination) of all or substantially all of the Capital Stock, or all or substantially all of the assets, of such Guarantor (or a Holding Company thereof), if such sale is made in compliance with Section 4.07, each such Guarantor shall be permanently released from its obligations under its Note Guarantee.

(c)        Upon a legal defeasance or satisfaction and discharge of this Indenture that complies with the provisions under Article Eight each Guarantor shall be permanently released from its obligations under its Note Guarantee.

(d)         Upon payment in full of the aggregate principal amount of all Notes then outstanding and all other financial obligations under this Indenture and the Notes then due and owing, each Guarantor shall be permanently released from its obligations under its Note Guarantee.

(e)         Upon a liquidation or dissolution of such Guarantor that is permitted under this Indenture, such Guarantor shall be permanently released from its obligations under its Note Guarantee.

(f)          Upon the prior consent of Holders of more than 50% in aggregate principal amount of the Notes then-outstanding, a Guarantor shall be permanently released from its obligations under its Note Guarantee.

Upon any occurrence giving rise to a release of a Note Guarantee as specified above, the Trustee shall, upon receipt of the documents required in Section 11.02, execute any documents reasonably requested by the Issuer in order to evidence such release, discharge and termination in respect of such Note Guarantee (including any notarization required under Applicable Laws). Neither the Issuer, the Trustee, the Registrar nor any Guarantor shall be required to make a notation on the Notes to reflect any Note Guarantee or any such release, termination or discharge of a Note Guarantee. The Issuer shall notify the Holders of the Notes of any release of a Note Guarantee in accordance with Section 11.01.

Section 10.10  Guarantors Incorporated or Organized in Spain.  (a) Notwithstanding the other provisions of this Indenture, the obligations and liabilities of each Guarantor incorporated under the laws of Spain (a “Spanish Guarantor”) incurred under this Indenture shall be limited to the following: If the Spanish Guarantor is incorporated as a public limited liability company (sociedad anónima), the obligations of such Spanish Guarantor incorporated as a public limited liability company (sociedad anónima) shall be deemed to have been undertaken or incurred by such Spanish Guarantor incorporated as a public limited liability company (sociedad anónima) only to the extent that the same would not constitute unlawful financial assistance within the meaning of article 150 of the Spanish Capital Companies Law and, in that case, all provisions of this Indenture shall be construed accordingly in the sense that, in no case, can any guarantee and/or indemnity and/or security given by a Spanish Guarantor secure repayment of funds that are used for purposes of the referred article 150 of the Spanish Capital Companies Law.

(b)        If the Spanish Guarantor is incorporated as a private limited liability company (sociedad de responsabilidad limitada), the obligations of such Spanish Guarantor incorporated as a private limited liability company (sociedad de responsabilidad limitada) shall be deemed to have been undertaken or incurred by such Spanish Guarantor incorporated as a private limited liability company (sociedad de responsabilidad limitada) only to the extent that the same would not constitute unlawful financial assistance within the meaning of article 143 of the Spanish Capital Companies Law and, in that case, all provisions of this Indenture shall be construed accordingly in the sense that, in no case, can any guarantee and/or indemnity and/or security given by a Spanish Guarantor secure repayment of funds that are used for purposes of the referred article 143 of the Spanish Capital Companies Law.

(c)         In case the provisions of article 401 of the Spanish Capital Companies Law is considered to be applicable to any Notes’ guarantee or security provided by a Spanish private limited liability company (sociedad de responsabilidad limitada), such guarantee or security should be limited to twice the amount of the Spanish Guarantor’s own funds (recursos propios), to the extent that the Notes are not secured by a mortgage, a pledge over securities, a public guarantee (garantía pública) or with a joint and several guarantee granted by a credit institution.

(d)         The limitations set out in sections (a), (b) and (c) above shall apply mutatis mutandis to any Spanish security created by any Spanish Guarantor and to any guarantee, undertaking, obligation, indemnity and payment, pursuant to or permitted by the documents relating to the Notes and made by a Spanish Guarantor.

ARTICLE 11
MISCELLANEOUS

Section 11.01  Notices. (a) Any notice or communication shall be in writing and in English and delivered in person or mailed by first class mail or sent by facsimile transmission addressed as follows:

if to the Issuer or any Guarantor:

Atlantica Sustainable Infrastructure plc
Great West House, GW1, 17th floor
Great West Road, Brentford  TW8 9DF
United Kingdom
Email:  irene.hernandez@atlantica.com
Attention: Santiago Seage (with a copy to: Irene Maria Hernandez Martin de Arriva)

With copies to:

Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, NY 10036
United States
Email: alejandro.gonzalez.lazzeri@skadden.com
Attention:  Alejandro Gonzalez Lazzeri

if to the Trustee:

BNY Mellon Corporate Trustee Services Limited
One Canada Square
London E14 5AL
United Kingdom
Email: corpsov4@bnymellon.com
Facsimile no: +44 (0) 20 7964 2536
Attention: Corporate Trust Administration

if to the Paying Agent:

The Bank of New York Mellon, London Branch
One Canada Square
London E14 5AL
United Kingdom
Email: corpsov4@bnymellon.com
Facsimile no: +44 (0) 20 7964 2536
Attention: Corporate Trust Administration

if to the Registrar and Transfer Agent:

The Bank of New York Mellon SA/NV, Dublin Branch
Riverside II, Sir John Rogerson's Quay
Grand Canal Dock
Dublin 2, Ireland
Email: luxmb_sps@bnymellon.com
Facsimile no: +(352) 24524204
Attention: Corporate Trust Administration

The Issuer, the Guarantors or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. All communications delivered to the Trustee shall be deemed effective when received.

(b)          Notices regarding the Notes shall be:

(i)      published: (A) through the newswire service of Bloomberg or, if Bloomberg does not then operate, any similar agency; and (B) may also be published on the website of The International Stock Exchange Authority Limited (www.tisegroup.com); and

(ii)     as long as Notes are issued in global form, given to DTC, in accordance with its applicable policies as in effect from time to time, in the case of certificated Notes, mailed to Holders of such Notes by first-class mail at their respective addresses as they appear on the registration books of the Registrar.

Notices given to Holders by first-class mail shall be deemed given five calendar days after mailing (whether or not the addressee receives it) and notices given by publication shall be deemed given on the first date on which publication is made. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

(c)         If and so long as the Notes are listed on any other securities exchange, notices shall also be given in accordance with any applicable requirements of such securities exchange.

(d)         If and so long as the Notes are represented by Global Notes, notice to Holders, in addition to being given in accordance with Section 11.01(b) above, shall also be given by delivery of the relevant notice to DTC for communication to entitled account holdings in substitution for the previously-mentioned publication.

(e)         Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(f)         The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, PDF, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Issuer or Guarantors elect to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its reasonable discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.

(g)         In no event shall the Trustee or Agent be liable for any losses arising from it receiving or transmitting any data to the Issuer and/or the Guarantors (or any Authorized Person) or acting upon any notice, instruction or other communications via any Electronic Means. The Trustee and Agent has no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Issuer, Guarantor or any Authorized Person. The Issuer and/or the Guarantors agree that the security procedures, if any, to be followed in connection with a transmission of any such notice, instructions or other communications, provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

Section 11.02   Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer or any Guarantor to the Trustee to take or refrain from taking any action under this Indenture (except in connection with the original issuance of the Notes on the date hereof), the Issuer or any Guarantor, as the case may be, shall furnish upon request to the Trustee:

(a)        an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)         an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Any Officer’s Certificate may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless the officer signing such certificate knows, or in the exercise of reasonable care should know, that such Opinion of Counsel with respect to the matters upon which such Officer’s Certificate is based are erroneous. Any Opinion of Counsel may be based and may state that it is so based, insofar as it relates to factual matters, upon an Officer’s Certificate stating that the information with respect to such factual matters is in the possession of the Issuer, unless the counsel signing such Opinion of Counsel knows, or in the exercise of reasonable care should know, that the Officer’s Certificate with respect to the matters upon which such Opinion of Counsel is based are erroneous.

Section 11.03  Statements Required in Certificate or Opinion. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)          a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b)         a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)          a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)          a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 11.04   Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 11.05   Legal Holidays. If an Interest Payment Date or other payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a Record Date is not a Business Day, the Record Date shall not be affected.

Section 11.06  Governing Law. THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 11.07   Consent to Jurisdiction, Service of Process and  Waiver of Jury Trial. The Issuer and the Guarantors agree that any suit, action or proceeding against the Issuer or the Guarantors brought by any Holder or the Trustee arising out of or based upon this Indenture, the Notes, the Note Guarantees or the transactions contemplated herein (as the case may be) may brought in any state or Federal court in the Borough of Manhattan, New York, New York, and each of them irrevocably submits to the jurisdiction of such courts in any suit, action or proceeding. The Issuer and the Guarantors irrevocably waive, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Indenture, the Notes or the Note Guarantees, including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum, and irrevocably waive the right to any other jurisdiction they may be entitled to by reason of their present or future domiciles or otherwise. Each of the Issuer and the Guarantors has appointed, and ACT Holding, S.A. de C.V. has granted a power of attorney in favor of, Atlantica North America LLC, with offices on the date hereof at 850 New Burton Road, Suite 201, Dover, 19904 Delaware, United States of America, Attention: Santiago Seage (with a copy to Irene Maria Hernandez Martin de Arriva), or any successor, as its authorized agent (the “Authorized Agent”), upon whom process may be served in any suit, action or proceeding arising out of or based upon this Indenture, the Notes, the Note Guarantees which may be instituted in any state or Federal court in the Borough of Manhattan, New York, New York, by any Holder or the Trustee, and expressly accepts the jurisdiction of any such court in respect of any such suit, action or proceeding. Each of the Issuer and the Guarantors hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Issuer and the Guarantors agree to take any and all action, including the filing of any and all documents that may be necessary to continue such respective appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer and the Guarantors. Notwithstanding the foregoing, any action involving the Issuer or the Guarantors arising out of or based upon this Indenture, the Note Guarantees or the Notes may be instituted by any Holder or the Trustee in any court of competent jurisdiction in New York, New York. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Notes or the transactions contemplated hereby.

Section 11.08  No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note shall waive and release all such liability. The waiver and release shall be part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under U.S. federal securities laws.

Section 11.09   Successors. All agreements of the Issuer and any Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.10   Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

Section 11.11   Table of Contents, Cross-Reference Sheet and Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 11.12  Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.13   Currency Indemnity. U.S. dollar is the sole currency of account and payment for all sums payable under the Notes, the Note Guarantees and this Indenture. Any amount received or recovered in respect of this Indenture, the Notes or the Note Guarantees in a currency other than U.S. dollar (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding up or dissolution of the Issuer, any Subsidiary or otherwise) by the Trustee or a Holder of the Notes in respect of any sum expressed to be due to the Trustee or such Holder from the Issuer or the Guarantors shall constitute a discharge of their obligation only to the extent of the U.S. dollar amount which the recipient is able to purchase with the amount so received or recovered in such other currency on the date of that receipt or recovery (or, if it is not possible to purchase U.S. dollars on that date, on the first date on which it is possible to do so). If the U.S. dollar amount that could be recovered following such a purchase is less than the U.S. dollar amount expressed to be due to the recipient under any Note, the Issuer and the Guarantors shall jointly and severally indemnify the recipient against the cost of the recipient’s making a further purchase of U.S. dollars in an amount equal to such difference. For the purposes of this paragraph, it shall be sufficient for such recipient to certify that it would have suffered a loss had the actual purchase of U.S. dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on that date had not been possible, on the first date on which it would have been possible). These indemnities, to the extent permitted by law:

(a)          constitute a separate and independent obligation from the Issuer’s and the Guarantors’ other obligations;

(b)          give rise to a separate and independent cause of action;

(c)          apply irrespective of any waiver granted by the Trustee or any Holder of the Notes; and

(d)         shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Indenture, any Note or any Note Guarantee or any other judgment or order.

Section 11.14   Prescription. Claims against the Issuer or any Guarantor for the payment of principal, interest or Additional Amounts, if any, on the Notes shall be prescribed and become void 10 years (in the case of principal) or five years (in the case of interest, premium, if any, or Additional Amounts, if any) from the applicable due date in respect of such payment and thereafter any principal, interest, premium, if any or Additional Amounts, if any, shall be forfeited and revert to the Issuer.

Section 11.15   FATCA. In the event that the Issuer becomes a Participating FFI (as defined below), the Issuer will notify the Trustee as soon as practicable of: (a) the fact that the Issuer has become a Participating FFI, and (b) any other information known to the Issuer and pertaining to the Issuer, necessary for the Trustee to determine the amount, if any, it is required to withhold or deduct pursuant to FATCA in relation to any payment pursuant to this Indenture. A “Participating FFI” means a “participating FFI” as defined in the U.S. Treasury Regulations Section 1.1471-1T(b)(91) (or any successor provision) or any other entity whose payments are subject to withholding or deduction pursuant to FATCA.

Section 11.16 Contractual Acknowledgment of Bail-in Powers.   Notwithstanding and to the exclusion of any other term of this Indenture or any other agreements, arrangements or understanding between the BRRD Party and the Issuer and Guarantors, each of the Issuer and Guarantors acknowledges and accepts that a BRRD Liability arising under this Indenture may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledge, accept, and agree to be bound by:

(a)         the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the BRRD Party to the Issuer and the Guarantors under this Indenture, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)       the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)      the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the BRRD Party or another person, and the issue to or conferral on the Issuer and the Guarantors of such shares, securities or obligations;

(iii)     the cancellation of the BRRD Liability;

(iv)     the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b)          the variation of the terms of this Indenture, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

Section 11.17   Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

The words “execution”, “signed”, “signature”, “manual signature” and words of like import in this Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including without limitation, DocuSign and AdobeSign or any other electronic process or digital signature provider as specified in writing to the Trustee and agreed to by the Trustee in its sole discretion). The use of electronic signature and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Record Acts and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act. Each party agrees that this Indenture and any other documents delivered hereunder may be electronically or digitally signed using DocuSign and AdobeSign (or any other electronic process or digital signature provider as specified in writing to the Trustee and agreed to by the Trustee in its sole discretion), and that any such electronic or digital signatures appearing on this Indenture and any other documents delivered hereunder are the same as handwritten signatures for the purposes of validity, enforceability and admissibility. The original documents shall be delivered as soon as practicable, if required. The Trustee shall not incur liability for the use of the execution of signing methods set forth in this Section 11.17.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

ATLANTICA SUSTAINABLE INFRASTRUCTURE PLC
as Issuer

By:	/s/ Santiago Seage
Name:	Santiago Seage
Title:	Director

[Signature page to Indenture]

ACT HOLDING, S.A. DE C.V.
as Guarantor

By:	/s/ Santiago Seage
Name:	Santiago Seage
Title:	Authorized Signatory

By:
Name:	Irene Maria Hernandez Martin de Arriva
Title:	Authorized Signatory

[Signature page to Indenture]

ACT HOLDING, S.A. DE C.V.
as Guarantor

By:
Name:	Santiago Seage
Title:	Authorized Signatory

By:	/s/ Irene Maria Hernandez Martin de Arriva
Name:	Irene Maria Hernandez Martin de Arriva
Title:	Authorized Signatory

[Signature page to Indenture]

ATLANTICA INFRAESTRUCTURA SOSTENIBLE, S.L.U.
as Guarantor

By:	/s/ Santiago Seage
Name:	Santiago Seage
Title:	Authorized Signatory

[Signature page to Indenture]

ATLANTICA INVESTMENTS LIMITED
as Guarantor

By:	/s/ Carlos Colon Lasso De La Vega
Name:	Carlos Colon Lasso De La Vega
Title:	Director

[Signature page to Indenture]

ATLANTICA PERU S.A.
as Guarantor

By:	/s/ Santiago Seage
Name:	Santiago Seage
Title:	Authorized Signatory

By:
Name:	Irene Maria Hernandez Martin de Arriva
Title:	Authorized Signatory

[Signature page to Indenture]

ATLANTICA PERU S.A.
as Guarantor

By:
Name:	Santiago Seage
Title:	Authorized Signatory

By:	/s/ Irene Maria Hernandez Martin de Arriva
Name:	Irene Maria Hernandez Martin de Arriva
Title:	Authorized Signatory

[Signature page to Indenture]

ATLANTICA NEWCO LIMITED
as Guarantor

By:	/s/ Emiliano Garcia Sanz
Name:	Emiliano Garcia Sanz
Title:	Director

[Signature page to Indenture]

ATLANTICA NORTH AMERICA LLC
as Guarantor

By:	/s/ Emiliano Garcia Sanz
Name:	Emiliano Garcia Sanz
Title:	Manager

[Signature page to Indenture]

BNY MELLON, CORPORATE TRUSTEE SERVICES LIMITED
as Trustee

By:	/s/ Michael Lee
Name:	Michael Lee
Title:

THE BANK OF NEW YORK MELLON, LONDON BRANCH
as Paying Agent

By:	/s/ Michael Lee
Name:	Michael Lee
Title:

THE BANK OF NEW YORK MELLON SA/NV, DUBLIN BRANCH
as Registrar and Transfer Agent

By:	/s/ Michael Lee
Name:	Michael Lee
Title:

[Signature page to Indenture]

ExhibitA    Form of Note

ISIN:

CUSIP:

Common Code:

No.

[$]

Maturity Date:

[Global Note Legend - each Global Note will bear a legend in substantially the form as set forth in Section 2.06(f)(i) of the Indenture]

 [Private Placement legend – each Note will bear a legend in substantially the form as set forth in Section 2.06(f)(ii) of the Indenture, except where otherwise permitted by the Indenture]

ATLANTICA SUSTAINABLE INFRASTRUCTURE PLC

4.125% GREEN SENIOR NOTES DUE 2026

Atlantica Sustainable Infrastructure plc, a public limited company incorporated under the laws of England and Wales for value received promises to pay to Cede & Co. or registered assigns the principal sum of ___________ [U.S. dollars] [or such lesser or greater amount as shall be set forth in the “Schedule A Schedule of Principal Amount)”] [to be included in the Global Notes].

From May 18, 2021, or from the most recent Interest Payment Date to which interest has been paid or provided for, cash interest on this Note will accrue at 4.125%, payable semiannually on June 15 and December 15 of each year, beginning on December 15, 2021, and on the Maturity Date, to the Person in whose name this Note (or any predecessor Note) is registered at the close of business on June 1 and December 1 preceding such Interest Payment Date.

This Note is unconditionally and irrevocably guaranteed by the Guarantors on the terms set forth in the Indenture. As used in this Note, the term "Guarantors" means collectively (i) Atlantica Peru S.A. (organized under the laws of Peru), ACT Holding, S.A. de C.V. (organized under the laws of Mexico), Atlantica Infraestructura Sostenible, S.L.U. (organized under the laws of Spain), Atlantica Investments Limited (organized under the laws of England & Wales), Atlantica Newco Limited (organized under the laws of England & Wales) and Atlantica North America LLC (organized under the laws of Delaware); and (ii) any other Restricted Subsidiary that incurs a Guarantee, until the Guarantee of such Person has been released in accordance with the provisions of the Indenture.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and to the provisions of the Indenture, which provisions shall for all purposes have the same effect as if set forth at this place.

Dated: May 18, 2021

IN WITNESS WHEREOF, the parties hereto have caused this Note to be signed manually or by facsimile by the duly authorized officers referred to below

[Signature page to follow]

Dated:

ATLANTICA SUSTAINABLE INFRASTRUCTURE PLC

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, LONDON BRANCH

as Authenticating Agent,

By:
Name:
Title:

[Signature page to [144A/Regulation S] Global Note]

REVERSE SIDE OF NOTE
4.125% Green Senior Notes due 2028

1.	Interest

Atlantica Sustainable Infrastructure plc, a public limited company incorporated under the laws of England and Wales (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuer"), for value received promises to pay interest on the principal amount of this Note from May 18, 2021, at the rate per annum shown above. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuer will pay interest on overdue principal premium, if any, and to the extent lawful, interest and Additional Amounts, if any, at a rate per annum that is 1.0% in excess of the then applicable interest rate on the Notes. Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts as set forth in this Note.

2.	Additional Amounts

All payments by or on behalf of the Issuer made under or with respect to the Notes or that any Guarantor makes under or with respect to the Guarantees shall be made free and clear of and without withholding or deduction for or on account of, any present or future Taxes, unless such withholding or deduction is required by law. If the Issuer, or a Guarantor or a Paying Agent is required to so withhold or deduct any amount for, or on account of, any such Taxes imposed or levied by a Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes or any Note Guarantee, including, without limitation, payments of principal, redemption price, purchase price, interest or premium, the Issuer or such Guarantor, as the case may be, shall pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received after such withholding or deduction shall be not less than the amount that would have been received if such Taxes had not been required to be withheld or deducted.

(a)          Notwithstanding the foregoing, neither the Issuer nor any Guarantor shall pay Additional Amounts to a Holder of any Note in respect or on account of

(i)          any Taxes that would not have been imposed, withheld or deducted but for the Holder or the beneficial owner of any payment made in respect of the Notes having any present or former connection with the Relevant Taxing Jurisdiction (including, without limitation, being a citizen or resident or national of, being  or having been physically present in, incorporated in or carrying on a business in, or otherwise maintaining therein a permanent establishment), other than the mere acquisition, holding, enforcement or receipt of payment in respect of the Notes (or such beneficial interest) or with respect to any Note Guarantee;

(ii)          any Taxes that are imposed, withheld or deducted by reason of the failure of the Holder or the beneficial owner of any payment made in respect of any Note, prior to the relevant date on which a payment under and with respect to the Note or any Note Guarantee is due and payable (the “Relevant Payment Date”) to comply with a written request addressed to the relevant Holder, sent at least 30 calendar days prior to the Relevant Payment Date, to provide accurate information with respect to any certification, identification, information or other reporting requirements concerning nationality, residence, identity or connection with the Relevant Taxing Jurisdiction, in each case, which such Holder or beneficial owner is legally required to satisfy and entitled to provide, whether imposed by statute, treaty, regulation or administrative practice, in each such case by such Relevant Taxing Jurisdiction, compliance with which is a precondition to benefit from an applicable exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by such Relevant Taxing Jurisdiction (including, without limitation, a certification that such Holder or beneficial owner is not resident in the Relevant Taxing Jurisdiction);

(iii)         any estate, inheritance, gift, sales, transfer, excise Taxes imposed on transfer of Notes, personal property or similar Taxes;

(iv)         any Tax that is payable other than by deduction or withholding from payments made under or with respect to any Note or any Note Guarantee;

(v)          any Tax which would not have been so imposed but for the presentation (where presentation is required in order to receive payment) by the Holder or beneficial owner of any payment in respect of a Note for payment on a date more than 30 days after the relevant payment is first made available for payment to the Holder or beneficial owner, except to the extent that the Holder or beneficial owner would have been entitled to such Additional Amounts had the Note been presented on the last day of such 30-day period;

(vi)         any Taxes that are imposed pursuant to sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), as of the Issue Date (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any regulations issued thereunder or any official interpretation thereof, any intergovernmental agreement entered into in connection with such sections of the Code, or any agreement entered into pursuant to section 1471(b)(1) of the Code;

(vii)        any Taxes that would not have been imposed but for the Holder of the Note being a fiduciary, a partnership, a limited liability company or a person other than the sole beneficial owner of such payment, to the extent that such payment would be required by the laws of a Relevant Taxing Jurisdiction to be included for tax purposes in the income of a beneficiary or settlor (with respect to the fiduciary), a member of that partnership, a holder of an interest in that limited liability company or a beneficial owner who would not have been entitled to such Additional Amounts had it been a Holder of the Note; or

(viii)       any Note presented (where the presentation is required) by or on behalf of a Holder of the Notes or a beneficial owner who would have been able to avoid such withholding or deduction by presenting such Note to another Paying Agent.

In addition, Additional Amounts will not be payable with respect to any Taxes that are imposed in respect of any combination of the items set forth in (i) through (ix) above.

(b)         The Issuer or the relevant Guarantor or any of their respective successors shall make or cause to be made such withholding or deduction of Taxes and remit the full amount of Taxes so deducted or withheld to the relevant taxing authority in accordance with all applicable laws.

(c)          The Issuer or the relevant Guarantor shall, upon request, make available to the Holders, within 30 days after the date on which the payment of any Taxes so deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Issuer or the relevant Guarantor, or if, notwithstanding the Issuer’s reasonable efforts to obtain such receipts, the same are not obtainable, other evidence reasonably satisfactory to the Trustee of such payment by the Issuer or the relevant Guarantor, as applicable.

(d)          At least 30 calendar days prior to each date on which any payment under, or with respect to, the Notes is due and payable, if the Issuer or a relevant Guarantor shall be obliged to pay Additional Amounts with respect to such payment (unless such obligation to pay Additional Amounts arises after the 30th day prior to the date on which payment under or with respect to the Notes is due and payable, in which case it shall be promptly thereafter), the Issuer or such Guarantor shall deliver to the Trustee an Officer’s Certificate stating that such Additional Amounts shall be payable, the amounts so payable and setting forth such other information as is necessary to enable the Trustee or the Paying Agent to pay such Additional Amounts to the Holders on the payment date. The Issuer shall promptly publish a notice in accordance with the provisions set forth in Section 11.01 stating that such Additional Amounts shall be payable and describing the obligation to pay such amounts and the amounts to be paid.

(e)         The Trustee will be entitled to rely solely on such Officer’s Certificate as conclusive proof that such payments are necessary and amounts payable. The Issuer or the applicable Guarantor shall provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of Additional Amounts.

(f)         In addition to the foregoing, the Issuer will also pay and indemnify the Holders and beneficial owners of the Notes for any present or future stamp duty, stamp duty reserve tax, issue, registration, transfer, court or documentary taxes, or any other excise or property taxes, charges or similar levies (including penalties, interest, additions to tax and other liabilities related thereto) that are levied by any Relevant Taxing Jurisdiction on the execution, delivery, registration or enforcement of any of the Notes or any Note Guarantee (other than on or in connection with a transfer of a Note that occurs after the initial sales thereof by the Initial Purchasers) or any other document or instrument referred to therein, or the receipt of any payments with respect thereto (limited, solely in the case of any such taxes attributable to the receipt of any payments with respect thereto, to any such taxes imposed in a Relevant Taxing Jurisdiction that are not excluded under clauses (i) through (iii) and (v) through (viii) of Section 4.05(a), or any combination thereof).

(g)         The foregoing provisions shall survive any termination, defeasance or discharge of this Indenture any transfer by a Holder or beneficial owner of its Notes andand shall apply mutatis mutandis to any jurisdiction in which any successor Person to the Issuer or a Guarantor is incorporated, organized, engaged in business or resident for tax purposes and any jurisdiction from or through which payment under or with respect to  the Note or Note Guarantee is made or deemed made, and, in each case, any political subdivision or taxing authority or agency thereof or therein.

(h)        All references in this Indenture to any payment on the Notes or the Note Guarantees will, to the extent that Additional Amounts are payable in respect thereof, be deemed to include the payment of such Additional Amounts, save where the relevant provision of the Indenture already makes reference to the payment of Additional Amounts, with the intention that there is no double-counting.

3.	Method of Payment

The Issuer shall pay interest on this Note (except defaulted interest) to the persons who are registered Holders of this Note at the close of business on the Record Date for the next Interest Payment Date even if this Note is cancelled after the Record Date and on or before the Interest Payment Date. The Issuer shall pay principal and interest in U.S. dollars in immediately available funds that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Issuer by check mailed to the Holder.

The amount of payments in respect of interest on each Interest Payment Date shall correspond to the aggregate principal amount of Notes represented by the Regulation S Global Note and the Rule 144A Global Note, as established by the Registrar at the close of business on the relevant Record Date. Payments of principal shall be made upon surrender of the Regulation S Global Note and the Rule 144A Global Note to the Paying Agent.

4.	Paying Agent and Registrar

Initially, The Bank of New York Mellon, London Branch will act as Paying Agent and The Bank of New York Mellon SA/NV will act as Registrar. The Issuer or any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

The Issuer undertakes that it will maintain and make payments through a Paying Agent outside of Luxembourg that is not obliged to withhold or deduct tax pursuant to the EU Savings Directive or any Directive amending, supplementing or replacing such Directive or any law implementing or complying with, or introduced in order to conform to, such Directive or Directives.

5.	Indenture

The Issuer issued the Notes under an indenture dated as of May 18, 2021 (the "Indenture"), among the Issuer, the Guarantors and BNY Mellon Corporate Trustee Services Limited, as trustee, The Bank of New York Mellon, London Branch, as paying agent and The Bank of New York Mellon SA/NV, Dublin Branch, as registrar and transfer agent. The terms of the Notes are those stated in the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms. In the event of a conflict between the provisions of the Notes and the Indenture, the provisions of the Indenture shall control and govern.

The Notes are unsecured senior obligations of the Issuer and are issued in an initial aggregate principal amount at maturity of $400,000,000.

6.	Optional Redemption

Optional Redemption upon Equity Offering. At any time and from time to time prior to June 15, 2024, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes (including any Additional Notes issued after the Issue Date) then outstanding under the Indenture using the Net Equity Proceeds (and in an amount not greater than the aggregate of such Net Equity Proceeds) of one or more Equity Offerings, upon not less than 10 nor more than 60 days’ notice to the Holders of the Notes, at a redemption price of 104.125% of the aggregate principal amount of the Notes being redeemed, plus Additional Amounts, if any, and accrued and unpaid interest, to, but excluding, the redemption date (subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date); provided that:

(1) at least 65% of the aggregate principal amount outstanding of the Notes issued under the Indenture (including the aggregate principal amount of any Additional Notes) remain outstanding immediately after the occurrence of any such redemption (excluding Notes held by the Issuer and its Subsidiaries); and

(2) each such redemption occurs within 180 days of the date of the closing of any such Equity Offering.

Notice of redemption upon any Equity Offering may be given prior to the completion thereof.

Optional Redemption prior to June 15, 2025. At any time prior to June 15, 2025, upon not less than 10 nor more than 60 days’ prior notice to the Holders of the Notes, the Issuer may redeem all or part of the Notes at a redemption price equal to 100% of the aggregate principal amount of the Notes redeemed, plus the Applicable Redemption Premium as of, and accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the redemption date (subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date).

Optional Redemption on or after June 15, 2025. At any time on or after June 15, 2025, the Issuer may, on any one or more occasions, redeem all or a part of the Notes upon not less than 10 nor more than 60 days’ prior notice to the holders of the Notes, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the redemption date (subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning

Year	Redemption Price
June 15, 2025	102.063%
June 15, 2026	101.031%
June 15, 2027 and thereafter	100.000%

"Applicable Redemption Premium" means, with respect to any Note on any redemption date, the greater of:

(1)	1.0% of the principal amount of the Note; and

(2)	the excess of:

(i)           the present value at such redemption date of: (x) 100% of the aggregate principal amount of such Note to be redeemed; plus (y) all required interest payments that would otherwise be due to be paid on such Note through June 15, 2025 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate at such redemption date plus 50 basis points; over

(ii)          the outstanding principal amount of the Note,

as calculated by the Issuer or an agent appointed by the Issuer. For the avoidance of doubt, calculations of the Applicable Redemption Premium shall not be a duty or obligation of the Trustee or any Paying Agent.

7. Redemption Upon Changes in Withholding Taxes

(a)          The Issuer may, at its option, redeem the Notes, in whole but not in part, at any time upon giving not less than 30 nor more than 60 days' notice to the Holders of the Notes, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon, if any, to, but excluding, the redemption date and all Additional Amounts, if any, then due and which will become due on the date of redemption as a result of the redemption or otherwise (subject to the rights of the Holders of the Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date and Additional Amounts, if any, in respect thereof), if the Issuer or any of the Guarantors is or, on the next date on which any amount would be payable in respect of the Notes, would be obliged to pay Additional Amounts (as defined in the Indenture), which the Issuer or any Guarantor, as the case may be, cannot avoid by the use of reasonable measures then available to it (including making payment through a Paying Agent located in another jurisdiction) as a result of:

(i)           any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction (as defined in the Indenture) affecting taxation which becomes effective on or after the date of the Indenture or, if the Relevant Taxing Jurisdiction was not a Relevant Taxing Jurisdiction on the date of the Indenture, on or after the date on which such Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction under the Indenture (or, in the case of a successor Person, on or after the date of assumption by the successor Person of the Issuer's or any Guarantor's obligations hereunder); or

(ii)         any change in, or amendment to, the existing official position or the introduction of an official position regarding the application, administration, or interpretation of the laws, regulations or rulings of any Relevant Taxing Jurisdiction (including a holding, judgment or order by a court of competent jurisdiction) which becomes effective on or after the date of the Indenture or, if the Relevant Taxing Jurisdiction was not a Relevant Taxing Jurisdiction on the date of the Indenture, on or after the date on which such Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction under the Indenture (or, in the case of a successor Person, on or after the date of assumption by the successor Person of the Issuer's, or any Guarantor's, obligations hereunder) (each of the foregoing clauses (i) and (ii), being a "Change in Tax Law").

(b)          Notwithstanding the above, the Issuer may not redeem the Notes under this provision if the Issuer or any Guarantor is obliged to pay Additional Amounts as a result of a Change in Tax Law of a Relevant Taxing Jurisdiction which, at the time such Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction under the Indenture, had been publicly announced as being or having been formally proposed.

(c)          In the case of Additional Amounts required to be paid as a result of the Issuer conducting business in a jurisdiction other than its place of organization, the Change in Tax Law must become effective after the date the Issuer begins to conduct the business giving rise to the relevant withholding or deduction.

(d)          Notwithstanding the foregoing, no such notice of redemption will be given (i) earlier than 90 days prior to the earliest date on which the Issuer or any Guarantor, as the case may be, would be obliged to make such payment of Additional Amounts or withholding if a payment in respect of the Notes were then due; and (ii) unless at the time such notice is given, the obligation to pay Additional Amounts remains in effect.

(e)          Prior to the giving of any notice of redemption pursuant to the foregoing, the Issuer will deliver to the Trustee:

(i)           an Officer's Certificate stating that in its judgment the obligation to pay such Additional Amounts cannot be avoided by the Issuer taking reasonable measures available to it; and

(ii)          a written opinion of independent tax counsel of recognized standing, qualified under the laws of the Relevant Taxing Jurisdiction to the effect that the Issuer or the applicable Guarantor is or would be obliged to pay such Additional Amounts as a result of a Change in Tax Law.

(f)          The Trustee will accept such Officer's Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the Holders of the Notes.

(g)          The foregoing provisions will apply mutatis mutandis to any successor Person, after such successor Person becomes a party to the Indenture, with respect to a Change in Tax Law occurring after the time such successor Person becomes a party to the Indenture.

8.	Repurchase at the Option of Holders

If a Change of Control occurs, each Holder of Notes will have the right to require the Issuer to repurchase all or any part (being not less than $200,000 or an integral multiple of $1,000 in excess thereof) of that Holder's Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, the Issuer will offer a payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Additional Amounts, if any, on the Notes repurchased to the date of purchase (the "Change of Control Payment"), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will mail a notice to each Holder of the Notes at such Holder's registered address or otherwise deliver a notice in accordance with the procedures described under Section 11.01 of the Indenture, stating that a Change of Control Offer is being made and offering to repurchase Notes on the date (the "Change of Control Payment Date") specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or delivered, pursuant to the procedures required by the Indenture and described in such notice. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Issuer will comply with any applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of such compliance.  The Trustee shall have no duty to determine if any of the filings described above have been made.

9.	Denominations

The Notes are in denominations of $200,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered, and Notes may be exchanged, as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

10.	Unclaimed Money

All moneys paid by the Issuer or the Guarantors to the Trustee or a Paying Agent for the payment of the principal of, or premium, if any, or interest on, any Notes that remain unclaimed at the end of three years after such principal, premium or interest has become due and payable may be repaid to the Issuer or the Guarantors, subject to applicable law, and the Holder of such Note thereafter may look only to the Issuer or the Guarantors for payment thereof.

11.	Discharge and Defeasance

Subject to certain conditions, the Issuer at any time may terminate some or all of its obligations and the obligations of the Guarantors under the Notes, the Guarantees and the Indenture if the Issuer irrevocably deposits with the Trustee U.S. dollars or U.S. Government Securities or a combination thereof, for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

12.	Amendment, Supplement and Waiver

(a) With the consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, the Issuer, the Guarantors and the Trustee are permitted to amend or supplement the Indenture (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes); provided that no such amendment or waiver may, without the consent of each Holder of the Notes affected (with respect to any Notes held by a non-consenting Holder):

(i)       reduce the principal amount of Notes whose Holders must consent to any amendment, supplement or waiver of provisions of the Indenture;

(ii)     reduce the principal of or change the Stated Maturity of any Note or alter the provisions with respect to the redemption or repurchase of the Notes except as provided under Section 4.04 of the Indenture;

(iii)     reduce the rate of or change the time for payment of interest on any Note;;

(iv)     make any such Note payable in currency other than stated in such Note;

(v)     make any change to the provisions of Section 4.05 of the Indenture in any manner that would result in a reduction of the Issuer’s obligation to pay Additional Amounts or any indemnity amount for Taxes;

(vi)     make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or interest or premium on such Notes;

(vii)    waive a redemption or repurchase payment with respect to any such Note (other than a payment required under Section 4.04 of the Indenture); or

(viii)   make any change in the preceding amendment and waiver provisions.

(b) Notwithstanding the foregoing, without the consent of any Holder of the Notes, the Issuer, the Guarantors and the Trustee may modify, amend or supplement the Indenture:

(i)           to evidence the succession of another Person to the Issuer or a Guarantor and the assumption by any such successor of the covenants in the Indenture and in the Notes or in respect of a Guarantor's Guarantee in accordance with Article Five of the Indenture;

(ii)          to add to the Issuer's covenants and those of any Guarantor or any other obligor in respect of the Notes for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Issuer or any Guarantor or any other obligor in respect of the Notes, as applicable, in the Indenture, the Notes or any Note Guarantee or that does not adversely affect the legal rights under the Indenture of any such Holder in any material respect;

(iii)         to cure any ambiguity, mistake or defect or to correct or supplement any provision in the Indenture, the Notes or any Note Guarantee that may be defective or inconsistent with any other provision in the Indenture, the Notes or any Note Guarantee or make any other provisions with respect to matters or questions arising under the Indenture, the Notes or any Note Guarantee; provided that such actions shall not adversely affect the interests of the Holders;

(iv)         to conform the text of the Indenture, the Notes or any Note Guarantee to any provision of the "Description of the Notes" section of the Offering Memorandum to the extent that such provision of the "Description of the Notes" section of the Offering Memorandum was intended to be a verbatim recitation of a provision of the Indenture, the Notes or any Note Guarantee;

(v)          to release any Guarantor in accordance with (and if permitted by) the terms of the Indenture;

(vi)         to allow any Guarantor to execute a supplemental indenture and/or Note Guarantee;

(vii)        to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture;

(viii)       to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders of the Notes as security for the payment and performance of the Issuer's and any Guarantor's obligations under the Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to the Indenture or otherwise;

(ix)         to provide for uncertificated Notes in addition to or in place of certificated Notes (provided, that such uncertificated notes are in registered form for U.S. federal income tax purposes); or

(x)          to provide for the issuance of Additional Notes in accordance with and if permitted by the terms of and limitations set forth in the Indenture.

The Issuer shall deliver to the Trustee an Officer's Certificate and an Opinion of Counsel regarding the foregoing.

(3)          The Holders of a majority in aggregate principal amount of the Notes outstanding may waive compliance with certain restrictive covenants and provisions of the Indenture.

13.	Defaults and Remedies

The Notes have the Events of Default as set forth in Section 6.01 of the Indenture. In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Issuer or any Significant Subsidiary, all outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Issuer and the Trustee specifying the respective Event of Default and that it is a notice of acceleration.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives security or indemnity satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of the Holders of all outstanding Notes, waive any past default hereunder and its consequences, except a continuing default in the payment of the principal of, premium, if any, Additional Amounts or interest on any Note held by a non-consenting Holder. The above description of Events of Default and remedies is qualified by reference, and subject in its entirety, to the more complete description thereof contained in the Indenture.

14.	Trustee Dealings with the Issuer

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer, the Guarantors or any of their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-Registrar or co-Paying Agent may do the same with like rights.

15.	No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under this Note, the Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note shall waive and release all such liability. The waiver and release shall be part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under U.S. federal securities laws.

16.	Authentication

This Note shall not be valid until an authorized officer of the Trustee (or the Authentication Agent) manually signs the certificate of authentication on the other side of this Note.

17.	CUSIP, ISIN, Common Code and Other Identifying Numbers

The Issuer in issuing the Notes may use CUSIP, ISIN, Common Code and other identifying numbers (if then generally in use), and, if so, the Issuer shall use CUSIP, ISIN, Common Code and other identifying numbers, as appropriate, in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers or codes either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee of any change in the CUSIP, ISIN, Common Code and other identifying numbers

18.	Governing Law

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

The Issuer or the Guarantors shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

Atlantica Sustainable Infrastructure plc
Great West House, GW1, 17th floor
Great West Road, Brentford TW8 9DF
United Kingdom

Assignment Form

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint _________________________________________ as agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee
(Participant in a Recognized Signature Guaranty Medallion Program)

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.04 of the Indenture, check the box below:

☐

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.04 of the Indenture, state the amount you elect to have purchased:

$__________

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Tax Identification No.:

Signature
Guarantee:	(Participant in a Recognized Signature Guaranty Medallion Program)

SCHEDULE A

SCHEDULE OF PRINCIPAL AMOUNT

The following decreases/increases in the principal amount of this Note have been made:

Date of Decrease/ Increase	Decrease in Principal Amount	Increase in Principal Amount	Principal Amount Following such Decrease/ Increase	Notation Made by

Exhibit B    Form of Transfer Certificate for Transfer

[Issuer address]

[Trustee/Registrar address]

Re: 4.125% Senior Notes due 2026 of Atlantica Sustainable Infrastructure plc

Reference is hereby made to the Indenture, dated as of May 18, 2021 (the "Indenture"), among the Issuer, the Guarantors, BNY Mellon Corporate Trustee Services Limited, as trustee, The Bank of New York Mellon, London Branch, as paying agent and The Bank of New York Mellon SA/NV, Dublin Branch, as registrar and transfer agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________ (the “Transferor”) owns and proposes to transfer the Note[s] or Book-Entry Interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a Book-Entry Interest in the 144A Global Note or a Definitive Registered Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and, accordingly, the Transferor hereby further certifies that the Book-Entry Interest or Definitive Registered Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the Book-Entry Interest or Definitive Registered Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the U.S. Securities Act in a transaction meeting the requirements of Rule 144A under the U.S. Securities Act, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Registered Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note or the Definitive Registered Note and in the Indenture and the U.S. Securities Act.

2. ☐ Check if Transferee will take delivery of a Book-Entry Interest in the Regulation S Global Note or a Definitive Registered Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 904 under the U.S. Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market, (ii) such Transferor does not know that the transaction was prearranged with a buyer in the United States, (iii) no directed selling efforts have been made in connection with the Transfer in contravention of the requirements of Rule 904(b) of Regulation S under the U.S. Securities Act, (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act and (v) if the proposed transfer is being effected prior to the expiration of a Restricted Period, the transferee is not a U.S. Person, as such term is defined pursuant to Regulation S of the U.S. Securities Act, and will take delivery only as a Book-Entry Interest so transferred through Euroclear or Clearstream. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Registered Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note or the Definitive Registered Note and in the Indenture and the U.S. Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a Book-Entry Interest in a Global Note or a Definitive Registered Note pursuant to any provision of the U.S. Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to Book-Entry Interests in Global Notes and Definitive Registered Notes and pursuant to and in accordance with the U.S. Securities Act and any applicable blue sky securities laws of any state of the United States.

This certificate and the statements contained herein are made for your benefit.

[Insert Name of Transferor]

By:
Name:
Title

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

(1)	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a Book-Entry Interest in the:

(i)	☐ 144A Global Note (ISIN ___________), or

(ii)	☐ Regulation S Global Note (ISIN ___________), or

(b)	☐ a Definitive Registered Note.

(2)	After the Transfer the Transferee will hold:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a Book-Entry Interest in the:

(i)	☐ 144A Global Note (ISIN ___________), or

(ii)	☐ Regulation S Global Note (ISIN ___________), or

(b)	☐ a Definitive Registered Note.

Exhibit C    Form of Transfer Certificate for Exchange

[Issuer address]

[Trustee/Registrar address]

Re: 4.125% Senior Notes due 2026] of Atlantica Sustainable Infrastructure plc

Reference is hereby made to the Indenture, dated as of May 18, 2021 (the "Indenture"), among the Issuer, the Guarantors, BNY Mellon Corporate Trustee Services Limited, as trustee, The Bank of New York Mellon, London Branch, as paying agent and The Bank of New York Mellon SA/NV, Dublin Branch, as registrar and transfer agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________ (the “Owner”) owns and proposes to exchange the Note[s] or Book-Entry Interest in such Note[s] specified in Annex A hereto, in the principal amount of $____________ (the “Note Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. ☐ Check if Note Exchange is from Book-Entry Interest in a Global Note for Definitive Registered Notes. In connection with the Note Exchange of the Owner’s Book-Entry Interest in a Global Note for Definitive Registered Notes in an equal amount, the Owner hereby certifies that such Definitive Registered Notes are being acquired for the Owner’s own account without transfer. The Definitive Registered Notes issued pursuant to the Note Exchange will be subject to restrictions on transfer enumerated in the Indenture and the U.S. Securities Act.

2. ☐ Check if Note Exchange is from Definitive Registered Notes for Book-Entry Interest in a Global Note. In connection with the Note Exchange of the Owner’s Definitive Registered Notes for a Book-Entry Interest in a Global Note in an equal amount, the Owner hereby certifies that such Book-Entry Interest in a Global Note is being acquired for the Owner’s own account without transfer. The Book-Entry Interests transferred in exchange will be subject to restrictions on transfer enumerated in the Indenture and the U.S. Securities Act.

This certificate and the statements contained herein are made for your benefit.

[Insert Name of Transferor]

By:
Name:
Title

Dated:

ANNEX A TO CERTIFICATE OF EXCHANGE

(1)	The Owner owns and proposes to exchange the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a Book-Entry Interest in the:

(i)	☐ 144A Global Note (ISIN ___________), or

(ii)	☐ Regulation S Global Note (ISIN ___________), or

(b)	☐ a Definitive Registered Note.

(2)	After the Note Exchange the Owner will hold:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a Book-Entry Interest in the:

(i)	☐ 144A Global Note (ISIN ___________), or

(ii)	☐ Regulation S Global Note (ISIN ___________), or

(b)	☐ a Definitive Registered Note.